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                                                                   EXHIBIT 10.08






                                 LOAN AGREEMENT
                             AND EXCHANGE AGREEMENT


                            DATED AS OF APRIL 1, 2000

                                      AMONG

                   FIREARMS TRAINING SYSTEMS, INC., AS PARENT,

                            FATS, INC., AS BORROWER,

                            THE LENDERS NAMED HEREIN

                                       AND

                   CENTRE CAPITAL INVESTORS II, L.P., AS AGENT







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         Exhibit A-1       Senior Secured Notes

         Exhibit A-2       Junior Secured Notes

         Exhibit B-1       Parent's Consent

         Exhibit B-2       Borrower's Consent

         Exhibit B-3       Subsidiaries Consent

         Exhibit C         Parent Guarantee Agreement

         Exhibit D         Subsidiaries Guarantee Agreement

         Exhibit E         Assignment and Acceptance

         Exhibit F         Intercreditor Agreement

         Exhibit G         Mortgage

         Exhibit H         Supplemental Agreement



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         This LOAN AGREEMENT AND EXCHANGE AGREEMENT dated as of April 1, 2000, is made among FIREARMS TRAINING SYSTEMS, INC., a Delaware corporation, FATS, INC., a Delaware corporation, CENTRE CAPITAL TAX-EXEMPT INVESTORS II, L.P., CENTRE CAPITAL OFFSHORE INVESTORS II, L.P. and CENTRE PARTNERS COINVESTMENT, L.P., as Lenders, and CENTRE CAPITAL INVESTORS II, L.P., as Agent and individually as a Lender.

                                    RECITALS:

         A. The Borrower is indebted to the Lenders by way of a reimbursement obligation (the "Guarantee Reimbursement Obligation") due under a guarantee dated June 1, 1999 given by the Lenders in respect of the Deutsche Financial Loan (as defined below).


         B. The Borrower and the Parent have requested, and the Lenders have agreed, that the Guarantee Reimbursement Obligation shall be converted (in satisfaction thereof) into the Senior Secured Loans, the Junior Secured Loans, the Centre New Preferred and the Centre New Class A Common.


         C. The Borrower and certain Loan Parties have entered into a restructuring of certain bank facilities pursuant to the Bank Credit Agreement (as defined below).


         D. The Lenders are willing to enter into this Agreement upon the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree that, as of the Effective Date, this Agreement will, subject to the conditions herein provided, become effective, as follows:


                                   ARTICLE I

                                   DEFINITIONS

         SECTION 1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

         "additional amounts" shall have the meaning assigned to such term in
Section 2.20(a).

         "Administrative Questionnaire" shall mean, with respect to each Lender, the administrative questionnaire in the form submitted to such Lender by the Agent and returned to the Agent duly completed by such Lender.

         "Affiliate" shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified.

         "Agency Account Agreement" shall mean an agency account agreement among the Borrower or any Domestic Subsidiary, the Banks' Agent and a financial institution in which the Borrower or such Domestic Subsidiary maintains a deposit account, in substantially the form attached to the Bank Credit Agreement as Exhibit J, as amended from time to time.


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         "Agency Agreement" shall mean the Agency Agreement dated as of January
1, 1997 between the Parent and the Borrower.

         "Agent" shall mean Centre Capital Investors II, L.P. in its capacity as agent for the Lenders hereunder, and its successors in such capacity.

         "Agreement" shall mean this Loan Agreement and Exchange Agreement, as amended, modified or supplemented from time to time.

         "Applicable Laws" shall have the meaning assigned to such term in
Section 3.09(b).

         "Applicable Percentage" of any Lender shall mean a fraction (expressed as a percentage), the numerator of which is the aggregate amount of such Lender's Loans and the denominator of which is the aggregate of all Lenders' Loans.

         "Asset Sale" shall mean any sale, lease, transfer, assignment, Condemnation, Casualty (in the case of Casualty, to the extent covered by insurance) or other disposition of assets (including Intellectual Property and other intangibles), business units, individual business assets or property of the Parent, the Borrower or any of the Subsidiaries made after the Effective Date, including the sale, transfer or disposition of any Capital Stock or real property, except as expressly permitted or contemplated by this Agreement; provided, however, that none of the following shall be deemed to be an Asset
Sale: (a) the sale of inventory (other than to Subsidiaries) in the ordinary course of business; and (b) the sale, lease, transfer, assignment or other disposition of assets (other than in connection with any Casualty or Condemnation) of the Borrower or any Subsidiary (i) to the Borrower or any Wholly Owned Subsidiary which is a Domestic Subsidiary, (ii) to any Wholly Owned Subsidiary which is a Foreign Subsidiary, so long as such transaction is permitted by paragraph (G) of Section 6.05(a), (iii) in connection with the liquidation for the account of the Borrower or any Subsidiary of Cash Equivalents or (iv) to the extent that such assets consist of damaged, worn out or obsolete tangible assets, so long as the fair market value of all property disposed of pursuant to this clause (iv) does not exceed $50,000 in the aggregate in any fiscal year; provided that the foregoing definition shall not be deemed to imply that any such Asset Sale is permitted under this Agreement.

         "Assignment and Acceptance" shall mean an assignment and acceptance entered into by a Lender and its assignee, and accepted by the Agent, in the form attached hereto as Exhibit E or such other form as shall be approved by the Agent.

         "Balance Sheet" shall have the meaning assigned to such term in Section 3.05.

         "Bank Credit Agreement" shall mean the Credit Agreement originally dated as of October 15, 1997 among the Borrower, the Parent, the banks and financial institutions party thereto as lenders and Bank of America, N.A., as agent for such lenders, as further amended, modified, supplemented and/or restated from time to time, including as of April 1, 2000.

         "Bank Common Stock" shall mean the "Lender Common Stock" as such term is defined in the Bank Credit Agreement.

         "Bank Facilities" shall mean the "Facilities" as such term is defined in the Bank Credit Agreement and the other Bank Loan Documents.

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         "Bank Letters of Credit" shall mean the "Letters of Credit" as such term is defined in the Bank Credit Agreement after the Effective Date pursuant to Section 2.22 thereof.

         "Bank Common Stock" shall mean the "Lender Common Stock" as such term is defined in the Bank Credit Agreement.

         "Bank Junior Secured Loan" shall mean the "Junior Secured Loan" as such term is defined in the Bank Credit Agreement.

         "Bank Junior Secured Notes" shall mean the Junior Secured Notes as such term is defined in the Bank Credit Agreement.

         "Bank Loan Documents" shall mean the "Loan Documents" as such term is defined in the Bank Credit Agreement.

         "Bank Loans" shall mean the Bank Junior Secured Loan and the Bank Senior Secured Loan.

         "Bank Preferred Stock" shall mean the 20,463.717 shares of Series B Preferred Stock of the Parent issued to the Banks pursuant to the terms of the Bank Credit Agreement and pursuant to the Certificate of Designations of Series B Preferred Stock dated August 24, 2000 and filed with the Secretary of State of Delaware, and the shares of Series B Preferred Stock issued as dividends thereon.

         "Banks" shall mean, at any time, the banks and financial institutions at such time party to, and in their respective capacities, as lenders under the Bank Credit Agreement.

         "Banks' Agent" shall mean (i) Bank of America, N.A. or any successor agent under the Bank Credit Agreement and (ii) with respect to the Collateral, Bank of America, N.A. in its capacity as agent for the Secured Parties pursuant to and under the Intercreditor Agreement.

         "Bank Senior Secured Loan" shall mean the "Senior Secured Loan" as such term is defined in the Bank Credit Agreement.

         "Bank Senior Secured Notes" shall mean the "Senior Secured Notes" as such term is defined in the Bank Credit Agreement.

         "Board" shall mean the Board of Governors of the Federal Reserve System of the United States.

         "Borrower" shall mean FATS, Inc.

         "Borrower's Consent" shall mean the Borrower's Consent and Agreement dated as of the Effective Date among the Borrower, the Lenders, the Banks, the Agent and the Banks' Agent in the form attached hereto as Exhibit B-2.

         "Business Day" shall mean any day (other than a day which is a Saturday, Sunday or legal holiday in the State of North Carolina or New York) on which banks are open for business in Charlotte, North Carolina and New York City.

         "Capital Expenditures" shall mean, for any period, the sum of (a) all expenditures (whether paid in cash or other consideration or accrued as a liability) which would, in accordance with GAAP, be included on a consolidated statement of cash flows of the Parent and its Consolidated Subsidiaries for

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such period as additions to property, plant and equipment, Capital Lease
Obligations or similar items and (b) to the extent not covered by clause (a) hereof, all expenditures (whether paid in cash or other consideration or accrued as a liability) of the Parent and its Consolidated Subsidiaries for such period to acquire by purchase or otherwise the business, property or fixed assets of, or stock or other evidences of beneficial ownership of, any other person (other than the portion of such expenditures allocable in accordance with GAAP to net current assets); provided that the foregoing shall exclude (i) all such expenditures to the extent made with Insurance Proceeds or Condemnation Awards, and (ii) de minimis expenditures which individually are less than $2,500 (so long as the exclusion of such de minimis items is in accordance with GAAP).

         "Capital Lease Obligations" of any person shall mean the obligations of such person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

         "Capital Stock" of any person shall mean any and all shares, partnership and other interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) the equity of such person.

         "Cash Capital Expenditures" shall mean, for any period, all Capital Expenditures paid in cash during such period.

         "Cash Dividends" shall mean, for any period, the aggregate amount of dividends paid in cash during such period.

         "Cash Equivalents" shall mean:

                  (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within 180 days from the date of acquisition thereof;

                  (b) investments in commercial paper maturing within 180 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from Standard & Poor's Corporation or from Moody's Investors Service, Inc., respectively;

                  (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any Bank or any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

                  (d) money market funds substantially all of whose assets are comprised of securities of the types described in (a) through (c) above;

                  (e) cash deposits in any Deposit Account covered by an Agency Account Agreement or in any cash collateral account with the Banks' Agent required by, and maintained in


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         accordance with, this Agreement or any Collateral Document or pursuant to any Bank Loan Document; and

                  (f) other investment instruments approved in writing by the Banks' Agent and offered by financial institutions which have a combined capital and surplus and undivided profits of not less than $500,000,000.

         "Cash Interest Expense" shall mean, for any period, the gross amount of interest expense of the Parent and its Consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP, during such period, including (a) the portion of any payments or accruals with respect to Capital Lease Obligations that are allocable to interest expense in accordance with GAAP, and
(b) all fees, charges, discounts and other costs paid in respect of Indebtedness during such period, but, in each case, excluding any non-cash interest expense.

         "Cash Tax Expense" shall mean, for any period, the amount of expense for Federal, state, local and other income taxes of the Parent and its Consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP (assuming the Parent was deemed to be the common parent of an affiliated group (within the meaning of Section 1504 of the Code) of which only the Parent, the Borrower and the Subsidiaries were members), for such period, but excluding deferred income tax expense.

         "Casualty" shall mean any casualty or other loss, damage or destruction.

         "Centre Class B Stock" shall mean the 1,694,569 shares of Class B non-voting common stock of the Parent owned by the Centre Entities as of the Effective Date.

         "Centre Converted Class A Common" shall mean the 6,695,213 shares of Class A Common of the Parent issued to the Lenders valued at the Class A Common Value in exchange for the Centre Existing Preferred valued at its liquidation preference amount effective as of the Effective Date.

         "Centre Entities" shall mean the Lenders as at the date hereof.

         "Centre Existing Preferred" shall mean the Series A Preferred Stock of the Parent issued to certain of the Lenders pursuant to that certain Securities Purchase Agreement dated November 13, 1998.

         "Centre New Preferred" shall mean the 897.397 shares of Series B Preferred Stock of the Parent having terms identical to the Bank Preferred Stock which is to be issued to the Centre Entities, pursuant to the Certificate of Designations of Series B Preferred Stock dated August 24, 2000 and filed with the Secretary of State of Delaware, in partial satisfaction of the Guarantee Reimbursement Obligation and all Series B Preferred Stock of the Parent issued as dividends thereon.

         "Centre New Class A Common" shall mean the 1,764,452 shares of Class A Common Stock of the Parent issued to the Lenders in partial satisfaction of the Guarantee Reimbursement Obligation.

         "Change in Control" shall mean the occurrence of any of the following events: (a) the Parent shall fail to own 100% of the Capital Stock of the Borrower (on a fully diluted basis), (b) any person or "group" (within the meaning of Rule 13d-5 under the Exchange Act), together with its Affiliates, other than the Permitted Investors, shall beneficially own, directly or indirectly, an amount of the outstanding Capital Stock of the Parent entitled to 25% or more of the Total Voting Power of the Parent, (c) the Permitted Investors shall beneficially own, directly or indirectly, an amount of the outstanding capital stock of the Parent entitled to less than 60% of the Total Voting Power of the Parent, or (d) the failure at


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any time of a majority of the seats (excluding vacant seats) on the board of directors of the Parent to be occupied by persons who were nominated by the affirmative vote of members of such board of directors who are officers or Affiliates of the Permitted Investors.

         "Charges" shall have the meaning assigned to such term in Section 9.09.

         "Class A Common Value" shall mean the average of the trading closing prices for the Parent's Class A Common Stock for the 20 days preceding April, 27, 2000.

         "Code" shall mean the Internal Revenue Code of 1986, as the same may be amended from time to time.

         "Collateral" shall mean all the collateral pledged or purported to be pledged pursuant to any of the Collateral Documents.

         "Collateral Documents" shall mean the Security Agreement, the Pledge Agreement, the Perfection Certificate, the Agency Account Agreements, the Mortgages, the Parent's Consent, the Borrower's Consent, the Subsidiaries' Consent, the Guarantee Agreements and all other security agreements, financing statements and other documents and instruments executed and delivered pursuant to the terms hereof or thereof in order to secure any Obligations, perfect any Lien granted to the Banks' Agent for the benefit of the Secured Parties and the secured parties under the Bank Credit Agreement pursuant thereto or otherwise protect the interests of the Secured Parties and the secured parties under the Bank Credit Agreement, including each agreement executed in connection with (i) the pledge of Capital Stock of F.A.T.S. Singapore PTE LTD. and Firearms Training Systems Netherlands B.V. and (ii) the granting of a security interest in or assignment of (or any equivalent thereof) (A) any foreign collection account, operating account or investment account and (B) any rights to receive payments with respect to any Government Contract.

         "Commonly Controlled Entity" shall mean an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under Section 414 of the Code.

         "Condemnation" shall mean any taking of property, or any part thereof or interest therein, for public or quasi-public use under the power of eminent domain, by reason of any public improvement or condemnation proceeding, or in any other manner.

         "Condemnation Award" shall mean all proceeds of any Condemnation or transfer in lieu thereof.

         "Consolidated Subsidiaries" shall mean, for any person, all subsidiaries of such person that should be consolidated with such person for financial reporting purposes in accordance with GAAP.

         "Control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and "Controlling" and "Controlled" shall have meanings correlative thereto.

         "Current Assets" shall mean, as of any date, all assets which would, in accordance with GAAP, be included on a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of such date as current assets.


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         "Current Liabilities" shall mean, as of any date, all liabilities which would, in accordance with GAAP, be included on a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of such date as current liabilities.

         "Debt Issuance" shall mean the issuance after the Effective Date of any Indebtedness by the Parent, the Borrower or any of the Subsidiaries (other than any Indebtedness permitted by Section 6.01); provided that the foregoing definition shall not be deemed to imply that any such issuance of Indebtedness is permitted under this Agreement.

         "Default" shall mean any event or condition which upon notice, lapse of time or both would constitute an Event of Default.

         "Deposit Account" shall mean any demand, time, savings, passbook, collection, operating, investment or other like type of account relating in any way to the assets or business of the Borrower or any Subsidiary.

         "Deutsche Financial Loan" shall mean the revolving promissory note dated June 1, 1999 executed and delivered by Firearms Training Systems Limited, a U.K. limited company, and Firearms Training Systems Netherlands, B.V., a corporation organized under the laws of the Netherlands, to Deutsche Financial Services Corporation in the original principal amount of $3,000,000.

         "Disqualified Stock" of any person shall mean (a) any Capital Stock of such person which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable), upon the happening of any event or otherwise (i) matures or is mandatorily redeemable or subject to any mandatory repurchase requirement, pursuant to a sinking fund obligation or otherwise, (ii) is convertible into or exchangeable or exercisable for Indebtedness or Disqualified Stock or (iii) is redeemable or subject to any mandatory repurchase requirement at the option of the holder thereof, in whole or in part, in each case on or prior to the first anniversary date of the Junior Secured Loans Maturity Date and (b) if such person is a Subsidiary, any Preferred Stock of such person.

         "dollars" or "$" shall mean lawful money of the United States of America.

         "Domestic Subsidiaries" shall mean all Subsidiaries incorporated or organized under the laws of the United States of America, any State thereof or the District of Columbia.

         "EBITDA" shall mean, for any period, (a) Net Income for such period, plus, (b) the following to the extent deducted in computing such Net Income: (i) interest expense, (ii) tax expense, (iii) depreciation and amortization of tangible and intangible assets and (iv) other non-cash charges or non-cash losses, in each case for the Parent and its Consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP, minus (c) the following to the extent added in computing such Net Income: (i) interest income and (ii) any non-cash income or non-cash gains, in each case for the Parent and its Consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP.

         "Effective Date" shall mean April 1, 2000.

         "Environmental Laws" shall mean any and all applicable present and future (when implemented) treaties, laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, Release or threatened Release of any Hazardous Material or to health and safety matters, including the


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Comprehensive Environmental Response, Compensation and Liability Act of 1980, as
amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. ss.ss. 9601 et seq. (collectively "CERCLA"), the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. ss.ss. 6901 et seq., the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 U.S.C. ss.ss. 1251 et seq., the Clean Air Act of 1970, as amended 42 U.S.C. ss.ss. 7401 et seq., the Toxic Substances Control Act of 1976, 15 U.S.C. ss.ss. 2601 et seq., the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. ss.ss. 651 et seq., the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. ss.ss. 11001 et seq., the Safe Drinking Water Act of 1974, as amended, 42 U.S.C. ss.ss. 300(f) et seq., the Hazardous Materials Transportation Act, 49 U.S.C. ss.ss. 5101 et seq., and any similar or implementing state or local law, and all amendments or regulations promulgated under any of the foregoing.

         "Environmental Permit" shall mean any permit, approval, authorization, certificate, license, variance, filing or permission required by or from any Governmental Authority pursuant to any Environmental Law.

         "Equity Issuance" shall mean the issuance after the Effective Date of any Capital Stock or receipt of any capital contribution by the Parent, the Borrower or any of the Subsidiaries not expressly permitted or contemplated by this Agreement; provided that the foregoing definition shall not be deemed to imply that any such Equity Issuance is permitted under this Agreement.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

         "Event of Default" shall have the meaning assigned to such term in
Article VII.

         "Excess Cash Flow" shall mean, for any period, the excess of (a) the sum, without duplication, of (i) EBITDA for such period, (ii) extraordinary cash income, if any, business interruption insurance proceeds, if any, and cash gains attributable to sales of assets out of the ordinary course of business, if any, during such period to the extent that any such extraordinary cash income, such insurance proceeds or such cash gain (A) is not included in EBITDA for such period and (B) is not required to be utilized in connection with a payment made (or to be made) by the Borrower pursuant to Section 2.12(e) and (iii) the amount, if any, by which Working Capital decreased during such period over (b) the sum, without duplication, of (i) Cash Tax Expense for such period, (ii) Cash Interest Expense for such period, (iii) Cash Capital Expenditures for such period, (iv) prepayments of the principal of Loans made during such period (except pursuant to Section 2.12(f)), but only to the extent that such prepayments by their terms cannot be reborrowed or redrawn and, in the case of any mandatory prepayment made during such period, only to the extent that the Net Cash Proceeds of the Prepayment Event giving rise to such prepayment are included in EBITDA for such period, and (v) the amount, if any, by which Working Capital increased during such period.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Excluded Taxes" shall have the meaning assigned in such term in
Section 2.20(a).

         "FATS UK" shall mean Firearms Training Systems Limited, a United Kingdom corporation.

         "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal


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funds brokers, as published on the next succeeding Business Day by the Federal
Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it. Each change in the Federal Funds Effective Rate shall be effective on the date thereof, without notice to the Borrower.

         "Financial Officer" of any corporation shall mean the chief financial officer, principal accounting officer or similar officer of such corporation.

         "Financial Statements" shall have the meaning assigned to such term in
Section 3.05(a).

         "Foreign Subsidiary" shall mean any Subsidiary which is not a Domestic Subsidiary.

         "GAAP" shall mean United States generally accepted accounting principles, applied on a consistent basis.

         "Governmental Authority" shall mean any Federal, state, local or foreign governmental department, commission, board, bureau, authority, agency, court, instrumentality or judicial or regulatory body or entity.

         "Government Contract" shall have the meaning assigned to such term in
Section 3.17(a).

         "Guarantee" of or by any person shall mean any obligation, contingent or otherwise, of such person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (b) to purchase property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness or (c) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness; provided, however, that the term Guarantee shall not include endorsements for collection or deposit, in either case in the ordinary course of business.

         "Guarantee Agreements" shall mean the Parent Guarantee Agreement and the Subsidiaries Guarantee Agreement.

         "Guarantee Reimbursement Obligation" shall have the meaning given to such term in Recital A to this Agreement.

         "Guarantor" shall mean any party to either Guarantee Agreement.

         "Hazardous Materials" shall mean all explosive or radioactive substances or wastes, hazardous or toxic substances or wastes, pollutants, solid, liquid or gaseous wastes, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls ("PCBs") or PCB-containing materials or equipment, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

         "Indebtedness" of any person shall mean, without duplication, (a) all obligations of such person for borrowed money or with respect to deposits or advances of any kind made with or to such person, (b)


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all obligations of such person evidenced by bonds, debentures, notes or similar instruments, including certificates issued in connection with an asset securitization, (c) all obligations of such person upon which interest charges are customarily paid, (d) all obligations of such person under conditional sale or other title retention agreements relating to property or assets purchased by such person, (e) all obligations of such person issued or assumed as the deferred purchase price of property or services, (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such person, whether or not the obligations secured thereby have been assumed, (g) all Guarantees by such person of Indebtedness of others, (h) all Capital Lease Obligations of such person, (i) all obligations of such person in respect of interest rate protection agreements, (j) all obligations of such person, contingent or otherwise, as an account party in respect of letters of credit and bankers' acceptances and (k) all obligations of such person to contribute money or other property to any other person. The Indebtedness of any person shall include, without duplication, the Indebtedness of any partnership in which such person is a general partner and of any trust or other entity formed or utilized in connection with a securitization of assets of such person. Notwithstanding the foregoing, (i) the Indebtedness of any person shall exclude all trade accounts payable arising in the ordinary course of business and (ii) the Indebtedness of the Borrower shall exclude accrued expenses in accordance with GAAP.

         "Indemnified Party" shall have the meaning assigned to such term in
Section 9.05(b).

         "Indemnity, Subrogation and Contribution Agreement" shall mean the Indemnity, Subrogation and Contribution Agreement dated as of October 1, 1997, among the Borrower, each Subsidiary and the Banks' Agent.

         "Insurance Proceeds" shall mean all insurance proceeds (other than business interruption insurance proceeds), damages, awards, claims and rights of action with respect to any Casualty.

         "Intellectual Property" shall mean all patents, patent rights, patent applications, licenses, inventions, trade secrets, know how, proprietary techniques (including processes and substances), trademarks, servicemarks, tradenames and copyrights.

         "Intercompany Notes" shall mean the promissory notes issued as contemplated by Section 6.04(a)(ii).

         "Intercreditor Agreement" shall mean that certain Intercreditor Agreement dated as of the Effective Date among certain of the Lenders, the Agent, the Banks and the Banks' Agent in the form attached hereto as Exhibit F.

         "Interest Period" shall mean (unless otherwise provided in this Agreement) (i) with respect to the New Revolving Loan, the period commencing on the date of a borrowing or on the last day of the immediately preceding Interest Period, as the case may be, and ending on the earlier of the next succeeding March 31, June 30, September 30 or December 31 or the New Revolving Credit Maturity Date, and (ii) with respect to any Senior Secured Loan or Junior Secured Loan, the period commencing on the Effective Date or on the last day of the immediately preceding Interest Period, as the case may be, and ending on the earlier of the next succeeding March 31, June 30, September 30 or December 31 or the Junior Secured Loans Maturity Date or the Senior Secured Loans Maturity Date, as the case may be. Interest shall accrue from and including the first day of an Interest Period to, but excluding, the last day of such Interest Period.

         "Junior Secured Loans" shall mean the term loans made by the Lenders to the Borrower pursuant to Section 2.01(b) in an aggregate amount equal to the Junior Secured Loans Amount.

         "Junior Secured Loans Amount" shall mean $966,248.

         "Junior Secured Loans Extension Fee" shall mean an amount equal to one percent (1%) of the outstanding principal balance of the Junior Secured Loans at the time of extension.

         "Junior Secured Loans Extension Option" shall have the meaning set forth in Section 2.12(l).

         "Junior Secured Loans Maturity Date" shall mean March 31, 2003, or if the Borrower has exercised the Junior Secured Loans Extension Option, March 31, 2004.

         "Junior Secured Notes" shall mean the promissory notes of the Borrower, substantially in the form of Exhibit A-2, evidencing Junior Secured Loans and any interest paid to the Lenders on the Junior Secured Loans as provided in
Section 2.07(b).

         "Landlord Waiver" shall mean each of the Landlord Waiver and Consents, in form and substance satisfactory to the Agent and the Banks' Agent made by the Landlords of the Borrower's Georgia offices for the benefit of the Banks' Agent and the Secured Parties.

         "Lender" shall mean each person listed on the signature pages of this Agreement, each assignee which hereafter becomes a Lender pursuant to Section 9.04(b), and their respective successors.

         "Lien" shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, easement, restriction, restrictive covenant, lease, sublease, option, charge, security interest, financing statement or encumbrance of any kind in respect of such asset and (b) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities. For purposes hereof, the Borrower or any Subsidiary shall be deemed to own subject to a lien any asset which it has acquired or holds subject to the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset.

         "Liquidation Value" shall mean the liquidation preference amount of the Bank Preferred Stock.

         "Loan Documents" shall mean (a) this Agreement, (b) the Senior Secured Notes and the Junior Secured Notes, (c) the Guarantee Agreements, (d) any Supplemental Agreements and (e) the Collateral Documents.

         "Loan Parties" shall mean the Borrower, the Subsidiaries, the Parent and any other person which becomes a pledgor or grantor under any pledge agreement or security agreement.

         "Loans" shall mean any or all of the Senior Secured Loans and the Junior Secured Loans, and each individually, a "Loan".

         "Margin Stock" shall have the meaning assigned to such term under Regulation U.

         "Material Adverse Change" shall mean either (i) any material adverse change in the material existing agreements and relationships, business, financial condition or results of operations of the Borrower and the Subsidiaries, taken as a whole, other than changes relating to the economy in general or the defense, law enforcement or simulations industries in general and not specifically relating to the

Borrower or a Subsidiary, or (ii) any damage, destruction, loss or claim, whether or not covered by insurance, or condemnation or other taking that has a Material Adverse Effect on the Borrower or the Subsidiaries.

         "Material Adverse Effect" shall mean (a) a materially adverse effect on the material existing agreements and relationships, business, financial condition or results of operations of the Borrower and the Subsidiaries, taken as a whole, (b) a material impairment of the ability of the Borrower and the Subsidiaries to perform their material obligations under the Loan Documents, taken as a whole, or (c) a material impairment of the rights of or benefits available to the Lenders under the Loan Documents, taken as a whole. In determining whether any individual event would result in a Material Adverse Effect, notwithstanding that such event does not itself have such effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event and all other then existing events would result in a Material Adverse Effect.

         "Material Contracts" shall have the meaning assigned to such term in
Section 3.10(a).

         "Material Intellectual Property" shall have the meaning assigned to such term in Section 3.07(c).

         "Maximum Rate" shall have the meaning assigned to such term in Section 9.09.

         "Mortgage" shall mean each mortgage, assignment of rents, security agreement and fixture filing, or deed of trust, assignment of rents and fixture filing, or similar instrument creating and evidencing a lien on real property and other property and rights incidental thereto, which shall be substantially in the form of Exhibit G hereto (with such conforming changes appropriate for a fee mortgage or a leasehold mortgage as shall be satisfactory to the Agent and the Banks' Agent), containing such schedules and including such exhibits as shall not be inconsistent with the requirements of the Bank Credit Agreement or shall be necessary to conform such instrument to applicable local law and which shall be dated the date of delivery thereof and made by the owner of the real property described therein for the benefit of the Banks's Agent, as mortgagee (or beneficiary), assignee and secured party for the benefit of the Secured Parties, as the same may at any time be amended, modified or supplemented in accordance with the terms thereof and hereof and, in each case, for such changes therein (whether before or after the execution and delivery thereof) as are otherwise permitted by Section 9.08.

         "Mortgaged Properties" shall mean the owned real properties and leasehold interests identified as "Mortgaged Properties" on Schedule 3.07(b) and each other owned real property or leasehold interest required to be subjected to a Mortgage under Section 5.12.

         "Multiemployer Plan" shall mean a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

         "Net Cash Proceeds" shall mean: (a) with respect to any Asset Sale, (i) the gross amount of cash proceeds (including Insurance Proceeds and Condemnation Awards in the case of any Casualty or Condemnation unless such Insurance Proceeds or Condemnation Awards (A) are Reinvestment Funds or (B) are to be used for repair, restoration or replacement pursuant to plans approved by the Required Lenders) actually paid to or actually received by the Parent, the Borrower or any Subsidiary in respect of such Asset Sale (including cash proceeds subsequently received at any time in respect of such Asset Sale in respect of non-cash consideration initially received or otherwise), less (ii) the sum of (A) the amount, if any, of all taxes (other than income taxes) and the Borrower's good-faith best estimate of all income taxes (to the extent that such amount shall have been set aside for the purpose of paying such taxes when due),
and customary fees, brokerage fees, commissions, costs and other expenses (other than those payable to the Borrower, any Subsidiary or any Affiliate of the Borrower) that are incurred in connection with such Asset Sale and are payable by the seller or the transferor of the assets or property to which such Asset Sale relates, but only to the extent not already deducted in arriving at the amount referred to in clause (a)(i) above, (B) appropriate amounts that must be set aside as a reserve in accordance with GAAP against any liabilities associated with such Asset Sale and (C) if applicable, the amount of Indebtedness secured by a Lien permitted under Section 6.02 that has been repaid or refinanced as required in accordance with its terms with the proceeds of such Asset Sale; and (b) with respect to any Equity Issuance or Debt Issuance, the gross amount of cash proceeds paid to or received by the Parent, the Borrower or any Subsidiary in respect of such Equity Issuance or Debt Issuance, as the case may be, net of underwriting discounts and commissions or placement fees, investment banking fees, legal fees, consulting fees, accounting fees and other customary fees and expenses directly incurred by the Parent, the Borrower or any Subsidiary in connection therewith.

         "Net Income" shall mean, for any period, net income (or loss) of the Parent and its Consolidated Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such calculation of net income (or loss) (a) the income of any person in which any other person (other than the Parent, the Borrower or any of the Subsidiaries) has any interest, except to the extent of the amount of dividends or other distributions actually paid to the Parent, the Borrower or any Wholly Owned Subsidiary by such person during such period, (b) the income (or loss) of any person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Parent, the Borrower or any of the Subsidiaries or the date such person's assets are acquired by the Parent, the Borrower or any of the Subsidiaries, (c) the income of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary, (d) any after-tax gains or losses attributable to sales of assets out of the ordinary course of business and (e) (to the extent not included in clauses (a) through (d) above) any non-cash extraordinary gains or non-cash extraordinary losses.

         "Net Worth" shall mean, as of any date, the total of all amounts which would in accordance with GAAP be included on a consolidated balance sheet of the Parent and its Consolidated Subsidiaries as of such date as (a) the par or stated value of all outstanding Capital Stock of the Parent, (b) paid in capital or capital surplus relating to such Capital Stock and (c) any retained earnings or earned surplus less (i) any accumulated deficit and (ii) any amounts attributable to Disqualified Stock.

         "New Lending Office" shall have the meaning assigned to such term in
Section 2.20(e).

         "New Revolving Credit Maturity Date" shall mean March 31, 2003.

         "New Revolving Loan" shall mean the revolving loans made by the Banks to the Borrower pursuant to Section 2.02(a) of the Bank Credit Agreement.

         "Non-U.S. Lender" shall have the meaning assigned to such term in
Section 2.20(e).

         "Notes" shall mean the Senior Secured Notes and the Junior Secured
Notes.

         "Obligations" shall mean (a) the Borrower's obligations in respect of the due and punctual payment of principal of and interest (including interest accruing after the filing of a petition initiating any proceeding referred to in paragraph (g) or (h) of Article VII of this Agreement) on the Loans when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (b) all fees, expenses, indemnities and expense reimbursement obligations of the Borrower under any other Loan Document and (c) all other obligations, monetary or otherwise, of the Borrower or any of the other Loan Parties under any Loan Document to which it is a party, in each case, whether now owing or hereafter existing.

         "Other Taxes" shall have the meaning assigned to such term in Section 2.20(b).

         "Parent" shall mean Firearms Training Systems, Inc.

         "Parent Guarantee Agreement" shall mean the Guarantee Agreement dated as of the Effective Date between the Parent and the Agent in the form attached hereto as Exhibit C.

         "Parent's Consent" shall mean the Parent's Consent and Amendment Agreement dated as of the Effective Date among the Lenders, the Banks, the Parent, the Agent and the Banks' Agent in the form attached hereto as Exhibit B-1.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor thereto.

         "Perfection Certificate" shall mean a certificate from the Borrower and the Subsidiaries dated as of the Effective Date.

         "Permitted Investors" shall mean (a) the Sponsor, (b) any Affiliate of the Sponsor, so long as such Affiliate is reasonably acceptable to the Agent; provided that each of the Centre Entities shall be deemed reasonably acceptable to the Agent, (c) the Lenders or Affiliates of the Lenders, (d) the Banks and any Affiliates of the Banks and (e) stockholders of the Parent that become stockholders of the Parent in connection with acquisitions by the Borrower, so long as the aggregate Total Voting Power of the Parent held by such person/or persons, at any time, does not exceed 5% of the Total Voting Power of the Parent.

         A "person" shall mean any natural person, corporation, business trust, joint venture, association, company, limited liability company, partnership, government (or any agency or political subdivision thereof) or other entity.

         "Personnel" shall have the meaning assigned to such term in Section 3.07(c).

         "Plan" shall mean at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

         "Pledge Agreement" shall mean the Pledge Agreement between the Parent and the Banks' Agent dated as of January 1, 1997, as amended by the Parent's Consent and Agreement dated as of October 15, 1997 and as further amended by the Parent's Consent and as such Pledge Agreement may be further amended from time to time.

         "Preferred Stock", as applied to the Capital Stock of any corporation, shall mean Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

         "Prepayment Event" shall mean any Asset Sale, Equity Issuance or Debt Issuance.

         "Prime Rate" shall mean the rate of interest per annum adopted from time to time by Bank of America N.A. (or any successor agent under the Bank Credit Agreement) as its prime rate, as announced and in effect at its principal office in Charlotte, North Carolina. Each change in the Prime Rate shall be effective on the date such change is adopted, without notice to the Borrower. The Prime Rate is a reference rate used by the Banks' Agent or the Agent in determining interest rates on certain loans and is not intended to be the lowest rate of interest charged on any extension of credit to any debtor.

         "Properties" shall have the meaning assigned to such term in Section 5.11(a).

         "Reference Period" with respect to any date shall mean the period of four consecutive fiscal quarters of the Borrower immediately preceding such date or, if such date is the last day of a fiscal quarter, ending on such date.

         "Register" shall have the meaning assigned to such term in Section 9.04(d).

         "Registration Rights Agreement" shall mean the registration rights agreement, as amended, dated as of July 31, 1996, among the Parent and the Lenders, and as further amended from time to time.

         "Regulation U" shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

         "Regulation X" shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

         "Reinvestment Funds" shall mean, with respect to any Insurance Proceeds from a Casualty or Condemnation Award from a Condemnation, that portion of such proceeds as shall, according to a certificate of a Financial Officer of the Borrower delivered to the Agent within 90 days after the occurrence of such Casualty or Condemnation, be reinvested in the repair, restoration or replacement of the properties and assets that were the subject of such Casualty or Condemnation; provided that (a) the aggregate amount of such proceeds with respect to any such event or series of related events shall not exceed $1,000,000, (b) pending such reinvestment, the entire amount of such proceeds shall be deposited in an account with the Banks' Agent for the benefit of the Lenders and the Banks, over which the Banks' Agent shall have sole control and exclusive right of withdrawal (subject to the right of the Borrower to withdraw funds for the purpose of the reinvestment described in such certificate so long as no Default or Event of Default has occurred and is continuing and subject to the provisions of the Intercreditor Agreement), (c) from and after the date of delivery of such certificate, the Borrower shall diligently proceed, in a commercially reasonable manner, to complete the repair, restoration or replacement of the properties and assets that were the subject of such Casualty or Condemnation as described in such certificate and (d) no Event of Default shall have occurred and be continuing.

         "Release" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, emanating or migrating of any Hazardous Material in, into, onto or through the environment.

         "Remedial Action" shall mean (a) "remedial action" as such term is defined in CERCLA, 42 U.S.C. ss.9601(24), and (b) all other actions required by any Governmental Authority or voluntarily undertaken to (i) cleanup, remove, treat, abate or in any other way address any Hazardous Material in the environment; (ii) prevent the Release or threat of Release, or minimize the further Release of any Hazardous Material so it does not migrate or endanger or threaten to endanger public health, welfare or the environment; or (iii) perform studies and investigations in connection with, or as a precondition to, the actions described in clause (i) or (ii) above.

         "Reportable Event" shall mean any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the PBGC has waived either the 30-day notice period or the penalty for failure to give notice.

         "Required Financial Statements" shall mean, with respect to any period, the financial statements of the Borrower for such period required under Section 5.04(a) or (b) hereunder, as applicable.

         "Required Lenders" shall mean, at any time, Lenders having Applicable Percentages exceeding 50%.

         "Responsible Officer" of any person shall mean and include the president, chief executive officer, chief operating officer, any financial officer, any vice president, the general counsel or any other senior officer of such person (or, in the case of a partnership, of a general partner thereof).

         "SEC" shall mean the Securities and Exchange Commission or any successor agency.

         "Secured Parties" shall mean (a) the Lenders, (b) the Agent, in its capacity as such under each Loan Document, (c) the beneficiaries of each indemnification obligation undertaken by any of the Loan Parties under any Loan Document and (d) the successors and assigns of the foregoing.

         "Securities Exchange Agreement" shall mean that certain Securities Exchange and Release Agreement dated as of April 1, 2000, among the Parent and the investors named therein.

         "Security Agreement" shall mean the Pledge and Security Agreement dated as of July 31, 1996 among the Parent, the Domestic Subsidiaries and the Bank' Agent, and assigned to and assumed by the Borrower pursuant to the Assignment and Assumption Agreement, as amended by the Borrower's Consent and Agreement dated as of October 15, 1997 and the Subsidiaries' Consent and Agreement dated as of October 15, 1997, and as amended by the Borrower's Consent and the Subsidiaries' Consent and as such Security Agreement may be further amended from time to time.

         "Senior Secured Loans" shall mean the term loans made by the Lenders to the Borrower pursuant to Section 2.01(b) in an aggregate amount equal to the Senior Secured Loans Amount.

         "Senior Secured Loans Amount" shall mean $504,129.

         "Senior Secured Loans Extension Fee" shall mean an amount equal to one percent (1%) of the outstanding principal balance of the Senior Secured Loans at the time of extension.

         "Senior Secured Loans Extension Option" shall have the meaning set forth in Section 2.12(l).

         "Senior Secured Loans Maturity Date" shall mean March 31, 2003, or if the Borrower has exercised the Senior Secured Loans Extension Option, March 31, 2004.

         "Senior Secured Notes" shall mean the promissory notes of the Borrower, substantially in the form of Exhibit A-1, evidencing Senior Secured Loans.

         "Single Employer Plan" shall mean any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

         "Solvent" shall have the meaning assigned to such term in Section 3.19(a).

         "Sponsor" shall mean Centre Partners II, LLC, a Delaware limited liability company.

         "subsidiary" shall mean, with respect to any person (referred to in this definition as the "parent"), any corporation, partnership, association or other business entity (a) of which Capital Stock representing more than 50% of the aggregate ordinary voting power or more than 50% of the ownership interests or more than 50% of the general partnership interests is, at the time any determination is being made, owned, Controlled or held or (b) which is, at the time any determination is made, otherwise Controlled, by (i) the parent, (ii) one or more subsidiaries of the parent or (iii) the parent and one or more subsidiaries of the parent.

         "Subsidiary" shall mean any subsidiary of the Borrower, including FATS UK.

         "Subsidiaries' Consent" shall mean the Subsidiaries' Consent and Agreement dated as of the Effective Date among the Domestic Subsidiaries, the Lenders, the Banks, the Agent and the Banks' Agent in the form attached hereto as Exhibit B-3.

         "Subsidiaries' Guarantee Agreement" shall mean the Guarantee Agreement, dated as of the date hereof, between the Subsidiaries named therein and the Agent in the form attached hereto as Exhibit D.

         "Supplemental Agreement" shall mean an agreement between a Subsidiary and the Agent in the form attached hereto as Exhibit H, as amended from time to time.

         "Taxes" shall have the meaning assigned to such term in Section
2.20(a).

         "Total Debt" shall mean, as of any date, the aggregate principal amount of (a) all Senior Secured Loans and Junior Secured Loans as of such date, (b) the outstanding principal amount of the Bank Junior Secured Loans, the Bank Senior Secured Loans and the New Revolving Loans and (c) all other Indebtedness of the Borrower and its Consolidated Subsidiaries as of such date, determined on a consolidated basis in accordance with GAAP.

         "Total Voting Power" with respect to any person on any date shall mean the total number of votes which may be cast in the election of directors of such person at any meeting of stockholders of such person if all securities entitled to vote in the election of directors of such person (on a fully diluted basis, assuming the exercise, conversion or exchange of all rights, warrants, options and securities exercisable for, exchangeable for or convertible into, such voting securities on such date or within 60 days thereafter) were present and voted at such meeting (other than votes that may be cast only upon the happening of a contingency).

         "Transferee" shall have the meaning assigned to such term in Section 2.20(a).

         "Wholly Owned Subsidiary" shall mean, at any time, any Subsidiary all the Capital Stock of which is at such time directly or indirectly owned by the Borrower.

         "Working Capital" shall mean, as of any date of determination, an amount equal to (a) Current Assets as of such date, but excluding cash and Cash Equivalents described under clauses (a) through (f) of the definition thereof, minus (b) Current Liabilities as of such date, but excluding (i) the current portion of long-term Indebtedness and (ii) New Revolving Loans. Working Capital as of any date may be a positive or negative number. Working Capital increases when it becomes more positive or less negative and decreases when it becomes less positive or more negative, and all such increases and decreases for any period shall be determined in a manner consistent with that used in preparing the Borrower's consolidated statements of cash flows for the same period in accordance with GAAP.

         SECTION 1.02 Terms Generally. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Unless otherwise expressly provided herein, all terms of an accounting or financial nature used herein shall be interpreted in accordance with GAAP, as in effect from time to time; provided, however, that for purposes of (a) making any calculation contemplated by the provisions of Article II and (b) determining compliance with any covenant set forth in Article VI, such terms shall be construed in accordance with GAAP as in effect on the date of this Agreement applied on a basis consistent with the application used in preparing the Required Financial Statements. Terms defined in the Bank Credit Agreement, unless otherwise defined herein, (if the context permits) shall have the shall have the same meanings in this Agreement.

                                   ARTICLE II

                                  THE EXCHANGE

         SECTION 2.01 Exchange of Guarantee Reimbursement Obligation for Equity and Loans. (a) The Parent agrees, pursuant to the Securities Exchange Agreement,
(i) to issue to the Lenders on the Effective Date the Centre New Class A Common (to be issued to each of the Lenders in accordance with the allocation set forth on Schedule 2.01(a) hereto) in exchange for a credit equal to $882,226 and (ii) to issue to the Lenders the Centre New Preferred (to be issued to each of the Lenders in accordance with the allocation set forth on Schedule 2.01(a) hereto) for a credit equal to $897,397, in each case to be applied against the Guarantee Reimbursement Obligation.

         (b) The Borrower and the Lenders agree that, as of the Effective Date, $1,470,377 of the Guarantee Reimbursement Obligation will be converted into (i) Senior Secured Loans in the amount of the Senior Secured Loans Amount and (ii) Junior Secured Loans in the amount of the Junior Secured Loans Amount, respectively owing to each Lender in the amounts set forth in Schedule 2.01(b). The Borrower shall issue to each of the Lenders a Senior Secured Note and a Junior Secured Note, each payable to each such Lender in the amount set forth for each such Lender in Schedule 2.01(b) hereto.

         (c) Upon the issue of the Centre New Class A and the Centre New Preferred pursuant to Section 2.01(a) and the conversion of the Guarantee Reimbursement Obligation to Senior Secured Loans and Junior Secured Loans pursuant to Section 2.01(a), the Guarantee Reimbursement Obligation shall be deemed satisfied in full.

         (d) Amounts paid or prepaid in respect of the Senior Secured Loans or the Junior Secured Loans may not be reborrowed.

         (e) [Intentionally deleted].

         SECTION 2.02 [Intentionally deleted].

         SECTION 2.03 [Intentionally deleted].

         SECTION 2.04 [Intentionally deleted].

         SECTION 2.05 Notes; Repayment of Loans. The Senior Secured Loans and the Junior Secured Loans of each Lender are evidenced by the Senior Secured Notes in substantially the form of Exhibit A-1 hereto and the Junior Secured Notes substantially in the form of Exhibit A-2 hereto, respectively, duly executed and delivered on behalf of the Borrower, and dated as of the Effective Date. The outstanding principal balance of each Loan, as evidenced by the applicable Note, shall be payable on the Senior Secured Loans Maturity Date and the Junior Secured Loans Maturity Date, as the case may be. Each Lender shall, and is hereby authorized by the Borrower to, endorse on the schedule attached to each Note delivered to such Lender (or on a continuation of such schedule attached to such Note and made a part thereof), or otherwise to record in such Lender's internal records, an appropriate notation evidencing the date and amount of each applicable Loan from such Lender, each payment and prepayment of principal of any such Loan, each payment of interest on any such Loan and the other information provided for on such schedule; provided, however, that the failure of any Lender to make such a notation or any error therein shall not affect the obligation of the Borrower to repay the Loans made by such Lender in accordance with the terms of this Agreement and the applicable Notes.

         SECTION 2.06 Fees. The Borrower agrees to reimburse the Agent for the Agent's reasonable out-of-pocket expenses and any other fees arising under or in connection with this Agreement, the Intercreditor Agreement and the other Loan Documents.

         SECTION 2.07 Interest on Loans. (a) Subject to the provisions of
Section 2.08, (i) each Senior Secured Note shall bear interest for each day from the Effective Date (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be) at a rate per annum equal to the Prime Rate, plus one percent (1%). Except for the first payment of interest, which shall be due and payable in cash on October 1, 2000, interest on the Senior Secured Loans for each Interest Period shall be due and payable on the fifth Business Day after the end of such Interest Period.

         (b) Subject to the provisions of Section 2.08, (i) each Junior Secured Note delivered pursuant to Section 2.01(b) shall bear interest for each day from the Effective Date (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be) at a fixed rate per annum equal to ten percent (10%). Interest on the Junior Secured Notes for each Interest Period payable in kind as hereinafter provided shall be due and payable on the fifth Business Day after the end of such Interest Period and the Junior Secured Notes evidencing such interest shall be delivered to the Agent for the benefit of the Lenders. Interest on the Junior Secured Notes for each Interest Period payable in cash as hereinafter provided shall be due and payable on the first day of the next succeeding Interest Period and shall be paid to the Agent for the benefit of the Lenders. For any Interest Period in which the EBITDA of the Parent, on a consolidated basis, is less than 120% of the interest payments on the Senior Secured Notes, the Bank Senior Secured Notes and the New Revolving Credit Notes for such Interest Period, interest on the Junior Secured Notes shall be payable in kind by the delivery to each of the Lenders of an additional Junior Secured Note, substantially in the form of Exhibit A-2 hereto, dated the last day of such Interest Period and in the amount of the interest owed to each such Lender for such Interest Period. For any Interest Period in which the EBITDA of the Parent, on a consolidated basis, is more than 120% of the interest payments on the Senior Secured Notes and the Bank Senior Secured Notes and the New Revolving Credit Notes for such Interest Period, such interest shall be payable in cash, to the extent of the Lenders' Applicable Percentage of such excess, and the remainder, if any, shall be payable in kind by the delivery to each of the Lenders of an additional Junior Secured Note, substantially in the form of Exhibit A-2 hereto dated the last day of such Interest Period and in the amount of the balance of the interest owed to each such Lender for such Interest Period. Any interest payable on the Junior Secured Loans in cash shall, when paid to the Agent as hereinafter provided, be held as cash collateral by the Agent in an interest bearing account for an additional 120 day period before being distributed to the Lenders and applied to the Junior Secured Notes. During such 120 day period, if the EBITDA of the Parent, on a consolidated basis, during the next succeeding Interest Period is less than 120% of the interest due on the Senior Secured Notes, the Bank Senior Secured Notes and the New Revolving Credit Notes for the next succeeding Interest Period, the funds so held shall not, upon the written request of the Borrower, be applied as interest on the Junior Secured Notes as provided above but shall be used to pay interest on the Senior Secured Notes, the Bank Senior Secured Notes and for Capital Expenditures permitted hereunder, for the next succeeding Interest Period to the extent of the difference between 120% of the EBITDA for such period and the interest due on the Senior Secured Notes, the Bank Senior Secured Notes and the New Revolving Credit Notes for such period. In the event any funds so held are not applied to interest on the Junior Secured Notes, the Borrower shall promptly execute additional Junior Secured Notes to the Lenders and deliver the same to the Agent for the benefit of the Lenders in the amount of any remaining unpaid interest on the Junior Secured Notes dated and effective as of the original due date of such interest.

         SECTION 2.08 Default Interest. If and for so long as any Event of Default shall have occurred and be continuing, interest shall, at the option of the Required Lenders, accrue, to the extent permitted by applicable law, on the outstanding amount of all Obligations during the period from (and including) the date of such Event of Default or the date such option is elected, to (but not including) the date of actual payment (after as well as before judgment) at, (a) in the case of principal of or interest on any Loan, the rate per annum (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be) applicable to such Loan during such period pursuant to Section 2.07, plus two percent (2.00%) and (b) in the case of any other amount, a rate per annum (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be) equal to the Prime Rate plus three percent (3.00%). The Borrower shall pay all such accrued but unpaid interest from time to time upon demand.

         SECTION 2.09 [Intentionally deleted].

         SECTION 2.10 [Intentionally deleted].

         SECTION 2.11 [Intentionally deleted].

         SECTION 2.12 Prepayments.

         (a) [Intentionally deleted].

         (b) [Intentionally deleted].

         (c) (i) In the event that the Borrower (or any other Loan Party) prepays the Bank Senior Secured Loan or New Revolving Loan or provides cash collateral in respect of any Bank Letter of Credit, the Borrower shall (on the date of such prepayment or provision of cash collateral), prepay the Senior Secured Loans in an amount which shall be a percentage of such Senior Secured Loans which is the same as the percentage of the aggregate Bank Senior Secured Loans, New Revolving Loans and Bank Letters of Credit which are so prepaid and cash collateralized.

             (ii) In the event that the Borrower (or any other Loan Party) prepays the Bank Junior Secured Loan, the Borrower shall (on the date of such prepayment) prepay the Junior Secured Loans in an amount which shall be a percentage of such Junior Secured Loans which is the same as the percentage of the aggregate Bank Junior Secured Loans which are so prepaid.

         (d) To the extent not previously paid, (i) all Senior Secured Loans shall be due and payable on the Senior Secured Loans Maturity Date and (ii) all Junior Secured Loans shall be due and payable on the Junior Secured Loans Maturity Date.

         (e) The Borrower shall give to the Agent and the Lenders at least three Business Days' prior written or telecopy notice of each and every Prepayment Event, the amount of Net Cash Proceeds expected to be received therefrom and the expected schedule for receiving such proceeds. On the date of receipt by the Borrower, any Subsidiary or the Parent of Net Cash Proceeds from any Prepayment Event, the Borrower shall prepay outstanding Loans and the Bank Senior Secured Loans and the Bank Junior Secured Loans, pro rata, if loans are paid, prepay the New Revolving Loans in accordance with paragraph (g) below in an aggregate principal amount equal to 100% of such Net Cash Proceeds received by the Borrower, any Subsidiary or the Parent (subject to the final sentence of paragraph (g) below). Upon receipt of any such Net Cash Proceeds by the Parent, the Parent shall immediately contribute all such funds to the capital of the Borrower in order to enable the Borrower to comply with the foregoing requirements (subject to the final sentence of paragraph (g) below).

         (f) As promptly as practicable, but in any event within 90 days after the end of each fiscal year of the Borrower, commencing with the fiscal year ending March 31, 2001, the Borrower shall deliver to the Agent a certificate, in form and substance satisfactory to the Agent, executed by a Financial Officer of the Borrower setting forth a reasonably detailed calculation of the amount of the Excess Cash Flow of the Parent, on a consolidated basis, for such fiscal year. Upon review and acceptance of such certificate by the Agent, the Agent shall notify the Lenders and the Borrower of such acceptance and the Borrower shall, within three Business Days thereafter, prepay outstanding Loans in the amount of such Excess Class Flow in accordance with paragraph (g) below.

         (g) Mandatory prepayments under paragraphs (c), (e) and (f) above shall be applied, unless the Required Lenders otherwise elect, first to reduce the then outstanding Senior Secured Notes and the Bank Senior Secured Notes, pro rata, and second, when the Senior Secured Notes and the Bank Senior Secured Notes are paid in full, to reduce the Junior Secured Notes and the Bank Junior Secured Notes, pro rata, in such order as the Agent may select (provided, however, that such payments shall be applied pro rata among the Lenders and the holders of the Bank Junior Secured Notes and the Bank Senior Secured Notes, as applicable).

         (h) [Intentionally deleted].

         (i) [Intentionally deleted].

         (j) [Intentionally deleted].

         (k) Each prepayment pursuant to this Section 2.12 shall be accompanied by accrued interest on the principal amount paid to but excluding the date of payment. All payments and prepayments on the Loans pursuant to this Section 2.12 shall be without premium or penalty.

         (l) The Borrower may extend the maturity of the Senior Secured Loans (the "Senior Secured Loans Extension Option") and the Junior Secured Loans (the "Junior Secured Loans Extension Option") pursuant to the terms of this paragraph. The Borrower may elect such extension so long as no Default then exists and is continuing by (i) notifying the Agent in writing of its election to extend between 60 and 90 days prior to the original maturity date and (ii) paying the Agent the Senior Secured Loans Extension Fee and the Junior Secured Loans Extension Fee, to be shared with the Lenders pro rata based on their Applicable Percentages. To the extent unpaid, the Borrower must elect to extend both the Senior Secured Loans and the Junior Secured Loans at the same time.

         SECTION 2.13 Optional Prepayment. The Borrower shall have the right at any time and from time to time to prepay any Loan, in whole or in part, upon giving prior written or telecopy notice (or telephone notice promptly confirmed by written or telecopy notice) to the Agent, by 11:00 a.m., New York City time, on the date of prepayment; provided, however, that no Senior Secured Loans or Bank Senior Secured Loans shall be prepaid until the Junior Secured Loans and the Bank Junior Secured Loans have been paid in full, except as otherwise provided in Section 2.12(g). Each notice of prepayment shall specify the prepayment date, the Loan to be prepaid and the principal amount thereof to be prepaid, shall be irrevocable and shall commit the Borrower to prepay such Loan by the amount stated therein on the date stated therein. All prepayments under this Section 2.13 shall be without premium or penalty. All prepayments under this Section 2.13 shall be accompanied by accrued interest on the principal amount being prepaid to but excluding the date of payment.

         SECTION 2.14 [Intentionally Deleted].

         SECTION 2.15 [Intentionally deleted].

         SECTION 2.16 Indemnity. The Borrower shall indemnify each Lender against any loss or expense that such Lender may sustain or incur as a consequence of any default by the Borrower in the making of any payment or prepayment required to be made hereunder. A certificate of any Lender setting forth any amount or amounts which such Lender is entitled to receive pursuant to this Section 2.16 shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay each Lender the amount shown as due on any such certificate delivered by it within 10 days after its receipt of the same.

         SECTION 2.17 Pro Rata Treatment. Each Loan, each payment or prepayment of principal of any Loan, and each payment of interest on the Loans, shall be allocated pro rata among the Lenders in accordance with their Applicable Percentages. Each Lender agrees that in computing such Lender's portion of any Loan to be made hereunder, the Agent may, in its discretion, round each Lender's percentage allocation of such Loan to the next higher or lower whole dollar amount.

         SECTION 2.18 Sharing of Setoffs. Each Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against the Borrower, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Loan or Loans as a result of which the unpaid principal portion of its Loans shall be proportionately less than the unpaid principal portion of the Loans of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, participation in such Loans of such other Lender, so that the aggregate unpaid principal amount of the Loans and participation in Loans held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Loans then outstanding as the principal amount of its Loans prior to such exercise of banker's lien, setoff or counterclaim or other event was to the principal amount of all Loans outstanding prior to such exercise of banker's lien, setoff or counterclaim or other event; provided, however, that, if any such purchase or purchases or adjustments shall be made pursuant to this Section
2.18 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. To the extent permitted by law, the Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in a Loan deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower to such Lender by reason thereof as fully as if such Lender had made a Loan directly to the Borrower in the amount of such interest.

         SECTION 2.19 Payments. (a) Unless expressly provided otherwise herein, the Borrower shall make each payment (including principal of or interest on any Loan or any fees or other amounts, except with respect to interest on the Junior Secured Loans as provided in this Agreement) hereunder or under any other Loan Document without setoff, defense or counterclaim and not later than 12:00
(noon), New York time, on the date when due in dollars to the Agent at its offices at 30 Rockefeller Plaza, Suite 5050, 50th Floor, New York, NY 10020 in immediately available funds. Any such payment received after such time on any date shall be deemed made on the next Business Day.

         (b) Whenever any payment (including principal of or interest on any Loan or any fees or other amounts) hereunder or under any other Loan Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or fees, if applicable.

         SECTION 2.20 Taxes. (a) Any and all payments by or on behalf of the Borrower or any other Loan Party hereunder and under any other Loan Document shall be made, in accordance with Section 2.19, free and clear of and without deduction for any and all current or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding (i) income taxes or branch profit taxes imposed on the net income of the Agent or any Lender (or any transferee or assignee thereof, including a participation holder (any such entity a "Transferee")) and (ii) franchise taxes imposed on the net income of the Agent or any Lender (or Transferee), in each case by the jurisdiction under the laws of which the Agent or such Lender (or Transferee) is organized or any political subdivision thereof or the jurisdiction in which such Lender or Transferee has its applicable lending office (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities, collectively or individually, being called "Taxes", and all such excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being called "Excluded Taxes"). Subject to the provisions of Section 2.20(f), if the Borrower or any other Loan Party shall be required to deduct any Taxes from or in respect of any sum payable hereunder or under any other Loan Document to the Agent or any Lender (or any Transferee), (A) the sum payable shall be increased by the amount (an "additional amount") necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.20 but excluding Excluded Taxes) the Agent or such Lender (or Transferee), as the case may be, shall receive an amount equal to the sum it would have received had no such deductions been made, (B) the Borrower or such Loan Party shall make such deductions and (C) the Borrower or such Loan Party shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

         (b) In addition, the Borrower agrees to pay to the relevant Governmental Authority in accordance with applicable law any current or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies (including mortgage recording taxes and similar fees) that arise from any payment made hereunder or under any other Loan Document or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document ("Other Taxes").

         (c) The Borrower will indemnify the Agent and each Lender (or Transferee) for the full amount of Taxes and Other Taxes paid by the Agent or such Lender (or Transferee), as the case may be, and any liability (excluding Excluded Taxes, but including penalties, interest and expenses (including reasonable attorney's fees and expenses)) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability and the method of computation thereof prepared by the Agent or a Lender (or Transferee), or the Agent on its behalf, absent manifest error, shall be final, conclusive and binding for all purposes. Such indemnification shall be made within 30 days after the date the Agent or any Lender (or Transferee), as the case may be, makes written demand therefor and provides the Borrower with the certificate described above.

         (d) As soon as practicable after the date of any payment of Taxes or Other Taxes by the Borrower or any other Loan Party to the relevant Governmental Authority, the Borrower or such other Loan Party will deliver to the Agent, at its address referred to in Section 9.01, the original or a certified copy of a receipt issued by such Governmental Authority evidencing payment thereof.

         (e) Each Lender (or Transferee) that is organized under the laws of a jurisdiction other than the United States, any State thereof or the District of Columbia (a "Non-U.S. Lender") shall deliver to the Borrower and the Agent two copies of (i) either United States Internal Revenue Service Form 1001 or Form 4224, or, in the case of a Non-U.S. Lender claiming exemption from U.S. Federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a Form W-8, or any subsequent versions thereof or successors thereto (and, if such Non-U.S. Lender delivers a Form W-8, a certificate representing that such Non-U.S. Lender is not a bank for purposes of
Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrower and is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Code)), properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or reduced rate of, U.S. Federal withholding tax on payments by the Borrower under this Agreement and the other Loan Documents and (ii) an Internal Revenue Service Form W-8 or W-9 entitling such Non-U.S. Lender to receive a complete exemption from United States backup withholding tax. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of a Transferee that is a participation holder, on or before the date such participation holder becomes a Transferee hereunder) and on or before the date, if any, such Non-U.S. Lender changes its applicable lending office by designating a different lending office (a "New Lending Office"). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. If a Non-U.S. Lender who has delivered the forms referred to above on the date it becomes a party to this Agreement (or, in the case of a Transferee, on the date that it becomes a Transferee hereunder) determines that it is unable subsequently to submit to the Borrower any such form, or that it is required to withdraw or cancel any such form, such Non-U.S. Lender shall promptly notify the Borrower of such fact. Notwithstanding any other provision of this Section 2.20(e), a Non-U.S. Lender shall not be required to deliver any form pursuant to this Section 2.20(e) that such Non-U.S. Lender is not legally able to deliver.

         (f) The Borrower shall not be required to indemnify any Non-U.S. Lender or to pay any additional amounts to any Non-U.S. Lender, in respect of United States Federal withholding tax pursuant to paragraph (a) or (c) above to the extent that (i) the obligation to withhold amounts with respect to United States Federal withholding tax existed on the date such Non-U.S. Lender became a party to this Agreement (or, in the case of a Transferee that is a participation holder, on the date such participation holder became a Transferee hereunder) or, with respect to payments to a New Lending Office, the date such Non-U.S. Lender designated such New Lending Office with respect to a Loan; provided, however, that this paragraph (f) shall not apply (x) to any Transferee or New Lending Office that becomes a Transferee or New Lending Office as a result of an assignment, participation, transfer or designation made at the request of the Borrower and (y) to the extent the indemnity payment or additional amounts any Transferee, or any Lender (or Transferee), acting through a New Lending Office, would be entitled to receive (without regard to this paragraph (f)) do not exceed the indemnity payment or additional amounts that the person making the assignment, participation or transfer to such Transferee, or Lender (or Transferee) making the designation of such New Lending Office, would have been entitled to receive in the absence of such assignment, participation, transfer or designation or (ii) the obligation to pay such additional amounts would not have arisen but for a failure by such Non-U.S. Lender to comply with the provisions of paragraph (e) above.

         (g) Nothing contained in this Section 2.20 shall require any Lender (or any Transferee) or the Agent to make available any of its tax returns (or any other information that it deems to be confidential or proprietary).

         (h) The provisions of this Section 2.20 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Agent or any Lender.

         SECTION 2.21 Assignment of Loans Under Certain Circumstances; Duty to Mitigate. (a) In the event (i) any Lender delivers a certificate requesting compensation pursuant to Section 2.14, or (ii) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority on account of any Lender pursuant to Section 2.20, the Borrower may, at its sole expense and effort (including with respect to the processing and recordation fee referred to in Section 9.04(b)), upon notice to such Lender and the Agent, require such Lender to transfer and assign, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all of its interests, rights and obligations under this Agreement to an assignee that shall assume such assigned obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (A) such assignment shall not conflict with any law, rule or regulation or order of any court or other Governmental Authority having jurisdiction, (B) the Borrower shall have received the prior written consent of the Agent, which consent shall not unreasonably be withheld, (C) no Event of Default shall have occurred and be continuing and (D) the Borrower or such assignee shall have paid to the affected Lender in immediately available funds an amount equal to the sum of 100% of the principal of and interest accrued to the date of such payment on the outstanding Loans of such Lender respectively, plus all fees and other amounts accrued for the account of such Lender hereunder (including any amounts under Section 2.14 and Section 2.16); provided further that if prior to any such assignment the circumstances or event that resulted in such

Lender's notice or certificate under Section 2.14 or demand for additional amounts under Section 2.20, as the case may be, shall cease to exist or become inapplicable for any reason or if such Lender shall waive its rights in respect of such circumstances or event under Section 2.14, or 2.20, as the case may be, then such Lender shall not thereafter be required to make any such assignment hereunder.

         (b) If (i) any Lender shall request compensation under Section 2.14, or
(ii) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority on account of any Lender, pursuant to Section 2.20, then such Lender shall use reasonable efforts (which shall not require such Lender to incur an unreimbursed loss or unreimbursed cost or expense or otherwise take any action inconsistent with its internal policies or legal or regulatory restrictions or suffer any disadvantage or burden deemed by it to be significant) (A) to file any certificate or document reasonably requested in writing by the Borrower or (B) to assign its rights and delegate and transfer its obligations hereunder to another of its offices, branches or affiliates, if such filing or assignment would reduce its claims for compensation under Section
2.14 or would reduce amounts payable pursuant to Section 2.20, as the case may be, in the future. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such filing or assignment, delegation and transfer.

         SECTION 2.22 [Intentionally deleted].

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         The Borrower and the Parent, jointly and severally, represent and warrant to each of the Lenders that:

         SECTION 3.01 Organization; Powers. Each of the Borrower and the other Loan Parties (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (c) is qualified to do business in every jurisdiction where such qualification is required, except where the failure so to qualify would not result in a Material Adverse Effect, and (d) has the requisite power and authority to execute, deliver and perform its obligations under each of the Loan Documents and each other agreement or instrument contemplated thereby to which it is or will be a party, and, in the case of the Borrower, to obtain extensions of credit hereunder. The Borrower is a corporation organized under the laws of the State of Delaware.

         SECTION 3.02 Authorization. The execution, delivery and performance by each of the Borrower and the other Loan Parties of each of the Loan Documents to which it is or will be a party (including the exercise of remedies thereunder) and, in the case of the Borrower, the extensions of credit hereunder (a) have been duly authorized by all requisite corporate or partnership and, if required, stockholder action and (b) will not (i) violate, (A) any provision of law, statute, rule or regulation, (B) any provision of the certificate of incorporation, partnership agreement, operating agreement or other constitutive documents or by-laws of the Borrower and the other Loan Parties, (C) any order of any Governmental Authority or (D) except as set forth in Schedule 3.17(a), any provision of any indenture, agreement or other instrument to which the Borrower or any of the Loan Parties is a party or by which any of them or any of their property is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default or give rise to increased, additional, accelerated or guaranteed rights of any person under any such indenture, agreement or other instrument or (iii) except for the Lien of the Collateral Documents, result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by the Borrower or any of the other Loan Parties.

         SECTION 3.03 Enforceability. This Agreement has been duly executed and delivered by the Borrower and the Parent and constitutes, and each other Loan Document when executed and delivered by the Borrower or any of the other Loan Parties will constitute, a legal, valid and binding obligation of such party enforceable against such party in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance, voidable preference or similar laws and the application of equitable principles generally.

         SECTION 3.04 Consents and Governmental Approvals. No action, consent or approval of, registration or filing with or any other action by (a) any Governmental Authority, (b) any creditor or shareholder of the Borrower or any creditor, shareholder, partner or member of the other Loan Parties or (c) except where failure to take or obtain such action, consent or approval of, registration or filing with or such other action could not reasonably be expected to have a Material Adverse Effect, any other person is or will be required in connection with the Loans or the performance by the Borrower or any of the other Loan Parties of the Loan Documents to which it is or will be a party, in each case except such as have been made or obtained and are in full force and effect.

         SECTION 3.05 Financial Statements; Undisclosed Liabilities. (a) The Borrower has heretofore furnished to the Lenders the audited consolidated balance sheets of the Parent and the Borrower (the "Balance Sheet", whether one or more), as of March 31, 2000 and the related consolidated statements of income and cash flows of the Parent and the Borrower (together with the Balance Sheet, the "Financial Statements"), for the year ended March 31, 2000. The Financial Statements have been prepared in conformity with generally accepted accounting principles consistently applied and on that basis fairly present the consolidated financial condition, results of operations and cash flows of the Parent, the Borrower and the Subsidiaries, as of the respective dates thereof and for the respective periods indicated.

         (b) As of the Effective Date, none of the Parent, the Borrower or the Subsidiaries have (i) any liability, contingent or otherwise, in excess of $100,000 or (ii) any material liabilities, contingent or otherwise, or material obligations required by GAAP to be set forth on a consolidated balance sheet of the Borrower, except for items set forth in Schedule 3.05(b).

         SECTION 3.06 No Material Adverse Change. Since the date of the Balance Sheet, there has not been any Material Adverse Change. Except as set forth in
Schedule 3.06, since the date of the Balance Sheet and prior to the Effective Date, the business of the Borrower and the Subsidiaries has been conducted in the ordinary course and in substantially the same manner as previously conducted.

         SECTION 3.07 Title to Properties; Possession Under Leases; Intellectual Property. (a) Each of the Borrower, the Subsidiaries and the Parent has good and marketable title to, or valid leasehold interests in, all its material properties and assets (including all Intellectual Property of the Borrower and the Subsidiaries), except for defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes and do not materially detract from the value of such properties and assets. All such material properties and assets are free and clear of Liens, other than Liens permitted by Section 6.02.

         (b) Schedule 3.07(b) sets forth, as of the Effective Date, a true, complete and correct list of (i) all real property owned by the Borrower and the Subsidiaries; (ii) all real property leased by the Borrower or any Subsidiary; and (iii) the location of each such parcel of real property.

         (c) Except as set forth in Schedule 3.07(c) and except for agreements relating to shrink-wrapped computer software licensed to the Borrower in the ordinary course of business, the Borrower or one of the Subsidiaries owns, and the Borrower and the Subsidiaries have the perpetual, royalty-free right, free and clear of any consensual Liens, to use, execute, reproduce, display, perform, modify, enhance, distribute, prepare derivative works of and sublicense, without payment to any other person, all the material Intellectual Property necessary or desirable to the conduct of the business of the Borrower and the Subsidiaries (the "Material Intellectual Property"). Except for non-exclusive rights as customarily provided to its customers in the ordinary course of business and except for the U.S. Government Department of Defense's "limited rights" in technical data and "restricted rights" in computer software, neither the Borrower nor any of the Subsidiaries has granted any options, licenses or agreements of any kind relating to Material Intellectual Property, except as set forth on Schedule 3.07(c). No claims are pending, and to the knowledge of the Borrower, none have been asserted, as of the date of this Agreement against the Borrower or any Subsidiary by any person with respect to the ownership, validity, enforceability, effectiveness or use of any Material Intellectual Property. Except as described in Schedule 3.07(c), to the Borrower's knowledge, no claims of infringement of any copyright, trademark, service mark, trade name, patent, patent right, trade secret or other property right of any other person are pending, and none have been asserted, as of the date of this Agreement as against any Material Intellectual Property. Except as disclosed on Schedule 3.07(c), (i) neither the Borrower nor any of the Subsidiaries is in breach of any material provision of any license, sublicense, or other agreement which relates to any of the Material Intellectual Property, and (ii) neither the Borrower nor any of the Subsidiaries has taken any action which would impair or otherwise adversely affect its rights in any of the Material Intellectual Property. All such Intellectual Property is valid and enforceable, except that, with respect to the applications to register any unregistered Intellectual Property (but not with respect to the underlying Intellectual Property rights that are the subject of such applications), the Borrower only represents and warrants that such applications are pending and in good standing all without challenge of any kind. The Material Intellectual Property has been maintained in confidence in accordance with protection procedures customarily used to protect rights of like importance. To the knowledge of the Borrower, all former and current members of management and key personnel of the Parent, the Borrower or any of the Subsidiaries, including all former and current employees, agents, consultants and independent contractors who have contributed to or participated in the conception and development of software or other Material Intellectual Property for the FATS II, FX, III, L.E. and IV (collectively, "Personnel"), have executed and delivered to the Borrower or such Subsidiary a proprietary information agreement restricting such person's right to disclose proprietary information of the Borrower, the Subsidiaries and their respective clients. No such representation is made with respect to FATS I. All former and current Personnel, as referenced above, either (A) have been party to a "work-for-hire" arrangement or agreement with the Borrower, in accordance with applicable Federal and state law, that has accorded the Borrower or a Subsidiary full, effective, exclusive and original ownership of all tangible and intangible property thereby arising or (B) have executed appropriate instruments of assignment in favor of the Borrower or a Subsidiary as assignee that have conveyed to the Borrower or a Subsidiary full, effective and exclusive ownership of all tangible and intangible property thereby arising. No former or current Personnel have any claim against the Borrower or any of the Subsidiaries in connection with such person's involvement in the conception and development of any Material Intellectual Property and no such claim has been asserted or is threatened. None of the current officers and employees of the Borrower or any of the Subsidiaries have any patents issued or applications pending for any device, process, design or invention of any kind now used or needed by the Borrower or any of the Subsidiaries in the furtherance of its business operations, which patents or applications have not been assigned to the Borrower or a Subsidiary, with such assignment duly recorded in the United States Patent Office.

         SECTION 3.08 Subsidiaries. Schedule 3.08 sets forth as of the Effective Date a list of all the Subsidiaries, the respective jurisdictions of organization thereof and the percentage ownership interest, direct or indirect, of the Borrower therein.

         SECTION 3.09 Litigation; Compliance with Laws. (a) Schedule 3.09(a) sets forth a list as of the Effective Date of all pending or, to the knowledge of the Borrower or the Parent, threatened litigation, arbitrations or other proceedings against the Borrower, the Parent or any Subsidiary that involves a claim for more than $50,000. Except as set forth in Schedule 3.09(a), none of such lawsuits, claims, arbitrations or other proceedings as to which there is a reasonable possibility of adverse determination would have, if so determined, a Material Adverse Effect. To the knowledge of the Borrower or the Parent, except as set forth in Schedule 3.09(a), as of the Effective Date, neither the Borrower, the Parent nor any Subsidiary is a party or subject to or in default under any material judgment, order, injunction or decree of any Governmental Authority or arbitration tribunal. Except as set forth in Schedule 3.09(a), there are no actions, suits, investigations or proceedings at law or in equity or by or before any arbitrator or Governmental Authority now pending or, to the knowledge of the Borrower or the Parent, threatened against or affecting the Parent, the Borrower, any of the Subsidiaries or any business, property or rights of the Parent, the Borrower or any of the Subsidiaries (i) which involve any Loan Document or (ii) as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         (b) Except as set forth in Schedule 3.09(b), the Parent, the Borrower and the Subsidiaries are in compliance with all applicable statutes, laws, ordinances, rules, orders and regulations of any Governmental Authority ("Applicable Laws") including those relating to occupational health and safety, except for instances of noncompliance that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Except as set forth in
Schedule 3.09(a), as of the Effective Date neither the Borrower, the Parent nor a Subsidiary has received any written communication during the past three years from a Governmental Authority that alleges that the Borrower, the Parent or such Subsidiary is not in compliance in any material respect with any Applicable Laws. Except as set forth in Schedule 3.09(a), to the knowledge of the Borrower or the Parent, as of the Effective Date, there is no pending or threatened investigation of the Borrower, the Parent or a Subsidiary by any Governmental Authority. This Section 3.09(b) does not relate to matters with respect to taxes, which are the subject of Section 3.14, or to environmental matters, which are the subject of Section 3.09(c).

         (c) Except as set forth in Schedule 3.09(c): (i) as of the Effective Date, neither the Borrower, the Parent nor any of the Subsidiaries has received any written communication during the past five years from a Governmental Authority that alleges that the Borrower, the Parent or such Subsidiary is not in compliance with any Environmental Laws which has not been resolved to the satisfaction of the Governmental Authority; (ii) each of the Borrower, the Parent and the Subsidiaries holds and is in compliance with, all material permits, licenses and governmental authorizations required for each of the Borrower, the Parent and the Subsidiaries to conduct its business in compliance with the Environmental Laws, and is in compliance with all Environmental Laws, except for any instances of noncompliance which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect;
(iii) as of the Effective Date, neither the Borrower, the Parent nor any of the Subsidiaries has received any written communication alleging that the Borrower, the Parent or any of the Subsidiaries is liable to any party (including, but not limited to, a Governmental Authority) as a result of the Release of a

Hazardous Substance; (iv) to the knowledge of the Borrower or the Parent, none of the properties owned or leased by the Borrower or any of the Subsidiaries contains underground storage tanks, asbestos-containing materials, or PCB-containing materials; and (v) to the knowledge of the Borrower or the Parent, there have been no Releases of Hazardous Substances on any of the properties owned or leased by the Borrower or any of the Subsidiaries that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. For purposes of this Section 3.09(c) only: the term "Environmental Laws" means any and all applicable foreign, Federal, state or local laws, regulations, binding determinations, orders, decrees or permits issued, promulgated or entered into by any Governmental Authority, relating to the Release of Hazardous Substances; the term "Hazardous Substances" means all materials defined as hazardous substances pursuant to Section 101(14) of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. ss.ss. 9601 et seq. ("CERCLA") and petroleum; and the term "Release" shall have the meaning set forth in Section 101(22) of CERCLA.

         SECTION 3.10 Agreements. (a) Each indenture or other agreement or instrument evidencing Indebtedness and each other material agreement, contract, lease, license, commitment or other instrument to which the Borrower, the Parent or any of the Subsidiaries is a party or by which it or any of its properties or assets are or may be bound as of the Effective Date, after giving effect to the application of proceeds thereof as of the Effective Date, is listed on Schedule 3.10(a) hereto (collectively with any agreements listed on Schedule 3.20, the "Material Contracts").

         (b) Except as set forth in Schedule 3.10(b), as of the Effective Date, all the Material Contracts are valid, binding and in full force and effect in all material respects. Except as set forth in Schedule 3.10(b), as of the Effective Date, the Borrower, the Parent and the Subsidiaries have performed all material obligations required to be performed by them to date under the Material Contracts and they are not in breach or default in any material respect thereunder and, to the knowledge of the Borrower or the Parent, no other party to any of the Material Contracts is in breach or default in any material respect thereunder. All contracts between the Borrower, any Subsidiary or the Parent and the U.S. Department of Defense (and any modifications to such contracts) with a face value in excess of $100,000 have been negotiated, fixed priced agreements, as defined in the Federal Acquisition Regulation, as amended.

         SECTION 3.11 Federal Reserve Regulations. (a) None of the Borrower, the Subsidiaries and the Parent is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

         (b) No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose which entails a violation of, or which is inconsistent with, the provisions of the regulations of the Board, including Regulations G, U and X.

         SECTION 3.12 Investment Company Act; Public Utility Holding Company Act. None of the Parent, the Borrower and the Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935 or (c) subject to regulation as a "public utility" or a "public service corporation" or the equivalent under any federal or state law.

         SECTION 3.13 Use of Proceeds. The Senior Secured Loans and the Junior Secured Loans were refinancings in part satisfaction of the Guarantee Reimbursement Obligation.

         SECTION 3.14 Tax Returns. Each of the Parent, the Borrower and the Subsidiaries has filed or caused to be filed all Federal, state, local and foreign tax returns required to be filed by it and has paid or caused to be paid all taxes shown to be due and payable on such returns or on any assessments received by it, except taxes that are being contested in good faith by appropriate proceedings diligently pursued and for which adequate reserves in accordance with GAAP have been set aside on its financial statements.

         SECTION 3.15 No Material Misstatements. To the knowledge of the Borrower and the Parent as of the Effective Date, the reports, financial statements, exhibits, schedules and other information (except for forecasts and projections) furnished by or on behalf of the Borrower or the Parent to the Lenders in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto, when taken as a whole and evaluated in the context presented, do not contain any material misstatement of fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which such information was provided. Any such report, financial statement, exhibit, schedule or other information which constitutes a forecast or a projection was prepared in good faith, was based on assumptions that the Borrower believes to be reasonable and based on the best information available to the Borrower. As of the Effective Date, except for the uncertainty inherent in any similar financial forecast or projection, the Borrower has no reason to believe that any such forecasts or projections are misleading in any material respect in light of the circumstances existing at the time of preparation thereof.

         SECTION 3.16 Employee Benefit Plans. (a) Each of the Borrower and the Commonly Controlled Entities is in compliance in all material respects with the applicable provisions of ERISA and the regulations and published interpretations thereunder. Neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred within the five years prior to the Effective Date with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred and no Lien in favor of the PBGC or a Plan has arisen during the five years prior to the Effective Date.

         (b) The present value of all accrued benefits under each Single Employer Plan in which the Borrower or any Commonly Controlled Entity is a participant (based on those assumptions used to fund the Plans) did not, as of the last annual valuation date prior to the Effective Date, exceed the value of the assets of such Plan allocable to such accrued benefits.

         (c) Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan, and neither the Borrower nor any Commonly Controlled Entity would become subject to any liability under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the last valuation date prior to the Effective Date.

         (d) No such Multiemployer Plan is in "reorganization" or "insolvent," within the meaning of such terms as used in ERISA.

         (e) Neither the Borrower nor any Commonly Controlled Entity has any liability for post retirement benefits to be provided to its current and former employees.

         (f) No prohibited transaction under ERISA or the Code has occurred with respect to any Multiemployer Plan or Single Employer Plan which could have a Material Adverse Effect.

         SECTION 3.17 Government Contracting Matters. (a) Except as set forth in
Schedule 3.17(a), each of the Parent, the Borrower and the Subsidiaries has complied with all material terms and conditions of each Government Contract that provides for aggregate payments to the Parent, the Borrower and the Subsidiaries of $50,000 or more, including all clauses, provisions and requirements incorporated by reference or by operation of law therein, and there are no claims that could reasonably be expected to have a Material Adverse Effect nor any potential liability for defective pricing, false statements or false claims on Government Contracts. For the purposes hereof, "Government Contract" means any bid, quotation, proposal, contract, agreement, work authorization, lease, commitment or sale or purchase order of the Parent, the Borrower or any of the Subsidiaries with any foreign or domestic, Federal, state, local or other governmental authority, agency or instrumentality, including all contracts and work authorizations to supply goods and services to such governmental authority, agency or instrumentality and including contracts that are first-tier subcontracts on prime contracts.

         (b) Except as set forth in Schedule 3.17(b), there is no action, suit, proceeding or, to the Borrower's or the Parent's knowledge, investigation relating to any proposed suspension or debarment of the Parent, the Borrower or any of the Subsidiaries or any of their respective directors, officers, employees or agents from doing business with any foreign or domestic, Federal, state, or local government (or any agency or instrumentality thereof). None of the Parent, the Borrower and the Subsidiaries, nor any of their respective directors, officers, or employees is (or, to the Borrower's or the Parent's knowledge, during the last five years has been) suspended, proposed for debarment, or debarred from doing business with any foreign or domestic, Federal, state, or local government (or any agency or instrumentality thereof) or is (or during such period was) the subject of a finding of nonresponsibility or ineligibility for contracting with any foreign or domestic, Federal, state, or local government (or any agency or instrumentality thereof).

         (c) Except as set forth in Schedule 3.17(c), to the Borrower's or the Parent's knowledge, none of the Parent's, the Borrower's and the Subsidiaries' respective directors, officers, employees or agents is (or during the last five years has been) under administrative, civil, or criminal investigation, indictment or information by any Governmental Authority with respect to any material alleged irregularity, misstatement or omission arising under or relating to any Government Contract. None of the Parent, the Borrower and the Subsidiaries has any knowledge of any material irregularity, misstatement or omission arising under or relating to any Government Contract that has led or could reasonably lead, either before or after the Effective Date, to any of the consequences set forth in Section 3.17(b) or to any other material damage, penalty, assessment, recoupment of payment or disallowance of cost.

         (d) Except as set forth in Schedule 3.17(d), there exist (i) no outstanding material claims against the Parent, the Borrower or any of the Subsidiaries, by any foreign or domestic, Federal, state, or local government (or any agency or instrumentality thereof) or by any prime contractor, subcontractor, vendor or other third party, arising under or relating to any Government Contract; and (ii) no material disputes between the Parent, the Borrower or the Subsidiaries and any foreign or domestic, Federal, state, or local government (or any agency or instrumentality thereof), or any prime contractor, subcontractor, vendor or other third party, arising under or relating to any Government Contract.

         (e) None of the Parent, the Borrower and the Subsidiaries has, nor are any of them in the conduct of their respective businesses required to have, any facility security clearance or personnel security clearance or other security clearance from any foreign or domestic, Federal, state, or local government (or any agency or instrumentality thereof), and none of them have any access to classified information in connection with any Government Contract or otherwise.

         SECTION 3.18 Security Documents. (a) The Pledge Agreement is effective to create in favor of the Banks' Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Pledge Agreement) and, the Pledge Agreement, together with the Collateral delivered to the Banks' Agent pursuant thereto, constitutes a fully perfected priority Lien on, and security interest in, all right, title and interest of the pledgors thereunder in such Collateral, in each case prior and superior in right to any other person, except as provided in the Intercreditor Agreement.

         (b) The Security Agreement is effective to create in favor of the Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable priority security interest in the Collateral, except as provided in the Intercreditor Agreement and the Security Agreement, together with financing statements filed in connection therewith and the Pledged Securities (as defined in the Security Agreement) delivered pursuant to the Security Agreement, constitute a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in such Collateral in which a security interest can be perfected by (i) filing a financing statement under Article 9 of the Uniform Commercial Code or (ii) delivering possession of a security under
Article 8 of the Uniform Commercial Code, in each case prior and superior in right to any other person, other than with respect to Liens expressly permitted by Section 6.02 and as provided in the Intercreditor Agreement.

         (c) The Security Agreement, together with the filings made in the United States Patent and Trademark Office and the United States Copyright Office in connection with the Security Agreement constitute a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in the Intellectual Property of the Parent, the Borrower and the Subsidiaries to the extent that security interests in such Intellectual Property can be perfected by filing in such offices, in each case prior and superior in right to any other person, except as provided in the Intercreditor Agreement (it being understood that subsequent filings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a lien on Intellectual Property acquired by the grantors after the date hereof).

         (d) Each Mortgage is effective to create in favor of the Banks' Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable Lien on all of the Loan Parties' right, title and interest in and to the Mortgaged Property thereunder and the proceeds thereof, and when such Mortgage is filed in the offices specified on Schedule 3.18(d), such Mortgage shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Mortgaged Property and the proceeds thereof, in each case prior and superior in right to any other person, other than with respect to the rights of persons pursuant to Liens expressly permitted by Section 6.02 and as provided in the Intercreditor Agreement.

         (e) The Banks' Agent for the benefit of the Secured Parties will at all times have the Liens provided for in the Collateral Documents and, subject to the filing by the Banks' Agent of continuation statements to the extent required by the Uniform Commercial Code, the Collateral Documents will at all times constitute a valid and continuing lien of record and priority perfected security interest in all the Collateral referred to therein, except as provided in the Intercreditor Agreement and except as priority may be affected by Liens expressly permitted by Section 6.02 and any intervening creditors and except for Collateral released in accordance with all applicable provisions of this Agreement and the Collateral Documents. No filings or recordings are required in order to perfect the security interests created under the Collateral Documents, except for filings or recordings listed on Schedule 3.18(e).

         (f) By complying with Sections 4.01(e) and 4.02(x) of the Security Agreement and upon receipt by the Banks' Agent of acknowledgement copies of each Notice of Assignment, substantially in the form of Exhibit D-2 to the Security Agreement, as required under the Assignment of Claims Act of 1940, as amended (31 U.S.C. ss.3727, 41 U.S.C. ss.15(1988)), each Grantor (as defined in the Security Agreement) shall have assigned to the Agent all moneys due or to become due under each Government Contract (other than (i) those Government Contracts identified as completed on Schedule 13 to the Security Agreement and (ii) Government Contract 65-02F-0414D with the General Services Administration) with a total current or potential value exceeding $100,000 and entered into by such Grantor with any U.S. Federal Governmental Authority.

         SECTION 3.19 Solvency. (a) On and as of the Effective Date each of the Parent, the Borrower and the Subsidiaries are Solvent. "Solvent" means, with respect to any person, that (i) the fair value of the assets of such person, at a fair valuation, will exceed the debts and liabilities, subordinated, contingent or otherwise, of such person; (ii) the present fair saleable value of the property of such person will be greater than the amount that will be required to pay the liabilities of such person on its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) such person will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) such person will not have an unreasonably small amount of capital with which to conduct the businesses in which it is engaged as such businesses are now conducted and are proposed to be conducted . With respect to any contingent liabilities, such liabilities shall be computed at the amount which, in light of all the facts and circumstances existing at the time, represents the amount which can reasonably be expected to become an actual or matured liability.

         (b) The Borrower does not intend to, or to permit any of the Subsidiaries to, and does not believe that the Borrower or any of the Subsidiaries will, incur debts beyond its ability to pay such debts as they mature taking into account the timing of and amounts of cash to be received by the Borrower or any such Subsidiary and the timing of and amounts of cash to be payable on or in respect of indebtedness of the Borrower or any such Subsidiary.

         SECTION 3.20 Transactions with Affiliates. Except as set forth in
Schedule 3.20, as of the Effective Date, neither the Borrower nor any of the Subsidiaries is a party to or engaged in any transaction with, and none of the properties and assets of the Borrower or any of the Subsidiaries is subject to or bound by any agreement or arrangement with an Affiliate of the Borrower or any of the Subsidiaries.

         SECTION 3.21 Ownership. (a) As of the date on which the transactions contemplated by this Agreement are consummated, the authorized Capital Stock of the Borrower consists of 1,000 shares of common stock, par value $1.00 per share, all of which are issued and outstanding. All of the shares of Capital Stock of the Borrower that are issued and outstanding on the date on which the transactions contemplated by this Agreement are consummated have been duly and validly authorized and issued, are fully paid and nonassessable, and were not issued in violation of the preemptive rights of any shareholder. As of the date on which the transactions contemplated by this Agreement are consummated, the Parent has good, valid and marketable title to all of the outstanding Capital Stock of the Borrower, free and clear of Liens of every kind, whether absolute, matured, contingent or otherwise, other than the Liens of the Pledge Agreement. As of the date on which the transactions contemplated by this Agreement are consummated there are no existing options (including employee stock options), warrants, calls or commitments relating to, or any securities or rights convertible into, exercisable for or exchangeable for, any Capital Stock of the Borrower.

         (b) As of the date on which the transactions contemplated by this Agreement are consummated, the authorized Capital Stock of the Parent consists of (i) 100,000,000 shares of Class A common stock, par value $0.000006 per share (the "Class A Common Stock"), of which 68,750,050 are issued and outstanding, including the Bank Common Stock, the Centre Converted Class A Common Stock and the Centre New Class A Common Stock, (ii) 6,200,000 shares of Class B non-voting common stock, par value $0.000006 per share, of which 1,139,017 are issued and outstanding, and (iii) 100,000 shares of preferred stock, par value $0.10 per share, 21,361.114 shares of which are issued and outstanding which are the Bank Preferred Stock and the Centre New Preferred. As of the date on which the transactions contemplated by this Agreement are consummated, all of the shares of the Class A Common Stock , Class B Common Stock and Preferred Stock of the Parent that are issued and outstanding have been duly and validly authorized and issued, are fully paid and nonassessable, and were not issued in violation of the preemptive rights of any shareholder. As of the date on which the transactions contemplated by this Agreement are consummated there are no existing options (including employee stock options), warrants, calls or commitments relating to, or any securities or rights convertible into, exercisable for or exchangeable for, any Capital Stock of the Parent, except as set forth on Schedule 3.21(b). As of the date on which the transactions contemplated by this Agreement are consummated, the stock ownership of the outstanding Capital Stock of the Parent was as shown on Schedule 3.21(b).

         (c) All of the shares of common stock of each Subsidiary have been duly and validly authorized and issued, are fully paid and nonassessable, and were not issued in violation of the preemptive rights of any shareholder. The Borrower owns, directly or indirectly, good, valid and marketable title to all the common stock of each Subsidiary, free and clear of all Liens, other than the Liens of the Collateral Documents, of every kind, whether absolute, matured, contingent or otherwise. There are no existing options, warrants, calls or commitments relating to, or any securities or rights convertible into, exercisable for or exchangeable for, any Capital Stock of the Subsidiaries.

         SECTION 3.22 Insurance. The Borrower and the Subsidiaries maintain, as of the Effective Date, policies of fire and casualty, liability, business interruption and other forms of insurance in such amounts, with such deductibles and against such risks and losses as are necessary to insure fully the business and assets of the Borrower and the Subsidiaries. All such policies are in full force and effect as of the Effective Date, all premiums due and payable thereon as of the Effective Date have been paid in accordance with their terms (other than retroactive or retrospective premium adjustments that are not yet, but may be, required to be paid with respect to any period ending prior to the Effective Date under comprehensive general liability and workmen's compensation insurance policies), and no notice of cancellation or termination has been received as of the Effective Date with respect to any such policy which has not been replaced on substantially similar terms prior to the date of such cancellation. The activities and operations of the Borrower and the Subsidiaries have been conducted in a manner so as to conform in all material respects to all applicable provisions of such insurance policies.

         SECTION 3.23 Labor Matters. (a) Except as set forth in Schedule 3.23(a), as of the Effective Date, (i) there is no labor strike, dispute, work stoppage or lockout pending, or, to the knowledge of the Borrower or the Parent, threatened, against the Borrower or a Subsidiary; (ii) to the knowledge of the Borrower or the Parent, no union organizational campaign is in progress with respect to the employees of the Borrower or a Subsidiary; (iii) there is no unfair labor practice charge or complaint against the Borrower or a Subsidiary pending, or, to the knowledge of the Borrower or the Parent, threatened, before the National Labor Relations Board; (iv) there are no pending, or, to the knowledge of the Borrower or the Parent, threatened, union grievances against the Borrower or a Subsidiary as to which there is a reasonable possibility of adverse determination and that, if so determined, would have a

Material Adverse Effect; (v) there are no pending, or, to the knowledge of the Borrower or the Parent, threatened, charges against the Borrower, a Subsidiary or any current or former employee of any of them before the Equal Employment Opportunity Commission or any state or local agency responsible for the prevention of unlawful employment practices; and (vi) neither the Borrower nor any of the Subsidiaries has received written notice during the past three years of the intent of any Governmental Authority responsible for the enforcement of labor or employment laws to conduct an investigation of the Borrower or a Subsidiary and, to the knowledge of the Borrower or the Parent, no such investigation is in progress.

         (b) No employee or agent of the Parent, the Borrower or any Subsidiary that has not signed a confidentiality and non-compete agreement is privy to any information that, if disseminated to an unrelated third party, could have a Material Adverse Effect.

         SECTION 3.24 Licenses; Permits. Schedule 3.24 sets forth a true and complete list as of the Effective Date of all material licenses, permits and authorizations issued or granted to the Borrower and the Subsidiaries by Governmental Authorities which are necessary or desirable for the conduct of the business of the Borrower and the Subsidiaries as currently conducted. Except as set forth in Schedule 3.24, as of the Effective Date, all such licenses, permits and authorizations are validly held by the Borrower or the relevant Subsidiary, and the Borrower and the Subsidiaries have complied in all material respects with all terms and conditions thereof.

                                   ARTICLE IV

                              CONDITIONS PRECEDENT

         SECTION 4.01 Conditions Precedent to the Effective Date. This Agreement shall become effective as of the Effective Date, provided that all of the following conditions precedent set forth in this Section 4.01, and the additional conditions precedent set forth in Section 4.02, have been satisfied:

         (a) The Agent shall have received (i) counterparts hereof signed by each of the parties hereto (or, in the case of any Lender as to which an executed counterpart shall not have been received, telegraphic, telex, telecopy or other written confirmation from such party in form satisfactory to the Agent of the execution of a counterpart hereof by such Lender), (ii) counterparts to the Parent Guarantee Agreement signed by each of the parties thereto, (iii) counterparts to the Parent's Consent signed by each of the parties thereto, (iv) counterparts to the Subsidiaries' Guarantee Agreement signed by each of the parties thereto, (v) counterparts of the Subsidiaries' Consent signed by each of the parties thereto, and (vi) a counterpart of the Borrower's Consent signed by each of the parties thereto.

         (b) The Agent shall have received, for the account of each Lender, duly executed Notes, dated as of the Effective Date, complying with the provisions of
Section 2.05.

         (b-1) The Centre New Preferred Stock shall been duly issued to the Lenders by the Parent in accordance with the terms hereof and subject to an agreement acceptable to the Agent in its sole discretion.

         (b-2) The Centre New Class A Common Stock shall have been duly issued to the Lenders by the Parent.

         (b-3) The Banks' Agent shall have received for the benefit of each of the Banks certificates representing the duly issued shares of the Bank Preferred Stock and the Bank Common Stock.

         (c) The Banks' Agent on behalf of the Secured Parties shall have a security interest in the Collateral of the type and priority described in each Collateral Document, perfected to the extent contemplated by Section 3.18 (but subject to the interest of the Banks pursuant to the Intercreditor Agreement) and the Agent shall have received:

         (i) confirmation by the Borrower that the Banks' Agent has previously received certificates representing all Pledged Securities (as defined in the Security Agreement and Pledge Agreement), accompanied by stock powers endorsed in blank; and

         (ii) confirmation that no additional filing, registration or recordation of any document (including any Uniform Commercial Code financing statement) is required to be filed, registered or recorded in order to create in favor of the Banks' Agent (in accordance with the Intercreditor Agreement) for the benefit of the Secured Parties a valid, legal and perfected security interest in or Lien on the Collateral;

         (d) The Agent shall have received an opinion or opinions of counsel to the Parent and the Borrower with respect to such matters as the Agent and the Lenders may reasonably request and being in form and substance satisfactory to the Agent and the Lenders, dated the date of execution of the Agreement and addressed to the Agent and the Lenders.

         (e) The Agent shall have received:

         (i) a certificate, dated the date of execution of the Agreement and signed by a Financial Officer of each of the Borrower and the Domestic Subsidiaries confirming compliance with the conditions precedent set forth in paragraphs (h) and (j) of this Section 4.01;

         (ii) a copy of the long form certificate of incorporation or other constitutive documents, including all amendments thereto, of the Parent, the Borrower and the Domestic Subsidiaries, certified as of a recent date by the Secretary of State (or comparable authority) of the jurisdiction of its organization, and a certificate as to the good standing of each such party as of a recent date, from such Secretary of State (or other authority);

         (iii) a certificate of the Secretary or Assistant Secretary of the Parent, the Borrower and the Domestic Subsidiaries dated the date of execution of the Agreement and certifying (A) that attached thereto is a true and complete copy of the by-laws or comparable governing instruments of such party as in effect on that date and at all times since a date prior to the date of the resolutions described in clause
         (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors or comparable governing body of such party (or, in the case of any partnership, of the general partner of such party) authorizing the execution, delivery and performance of this Agreement, the Loan Documents to which such party is or will be a party, including without limitation, the Parent Guarantee Agreement, the Subsidiaries' Guarantee Agreement, the Pledge Agreement, the Security Agreement, the Mortgage, and in the case of the Parent, the issuance of the Centre Converted Class A Common the Centre New Preferred and the Centre New Class A Common, and in the case of the Borrower, the extensions of credit hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate of incorporation or other constitutive documents of such party have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (ii) above, and (D) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such party; and

         (iv) such other documents, opinions, certificates and agreements in connection with the Loans, in form and substance satisfactory to the Agent, as it shall reasonably request.

         (f) The Borrower shall have paid all fees, if any, and other amounts due and payable to the Agent or any Lender on or prior to the date of execution of this Agreement.

         (g)   [Intentionally deleted].

         (g-1) [Intentionally deleted].

         (g-2) The Intercreditor Agreement containing terms and conditions satisfactory to the Agent in its sole discretion shall have been duly executed by the Lenders, the Banks' Agent, the Agent and the Banks and shall be effective as of the Effective Date.

         (g-3) [Intentionally deleted].

         (g-4) The Centre Existing Preferred Stock shall have been exchanged for the Centre Converted Class A Common Stock.

         (h) No Material Adverse Change shall have occurred since the date of execution of this Agreement.

         (i) The Agent shall have received satisfactory evidence that the Borrower has obtained all governmental, shareholder and third party consents and approvals and expiration of all applicable waiting or appeal periods necessary or, in the opinion of the Agent, appropriate in connection with this Agreement.

         (j) There shall not exist any action, suit, investigation or proceeding pending or threatened in any court or before any arbitrator or other Governmental Authority that purports to adversely affect the Loans or that could have a material adverse effect on the ability of the Borrower or the Subsidiaries to perform their obligations under the documents to be executed in connection with the Loans, except as disclosed to and approved by the Agent prior to the date hereof.

         (k)   [Intentionally deleted.]

         (l) The Lenders shall have purchased, pursuant to an assignment and acceptance, the loans and all related rights owed to Bank Austria Creditanstalt Corporate Finance, Inc. under the Bank Credit Agreement and the Bank Loan Documents.

         (m) The Restructure Effective Date (as defined in the Bank Credit Agreement) shall have occurred pursuant to the Bank Credit Agreement or shall occur contemporaneously with the Effective Date.

         (n) The transactions contemplated by this Agreement shall have been consummated no later than August 25, 2000

         SECTION 4.02 Conditions Subsequent to the Effective Date.

         (a) The Borrower shall reasonably promptly deliver to the Agent searches of Uniform Commercial Code filings in the jurisdiction of the chief executive office of the Parent, the Borrower and each Subsidiary and each jurisdiction where any Collateral is located and where a filing was made in connection with the Collateral Documents and the Bank Loan Documents, confirming the perfected security interest in favor of the Banks' Agent for the benefit of the Secured Parties.

                                   ARTICLE V

                              AFFIRMATIVE COVENANTS

         The Borrower and the Parent covenant and agree with each Lender that so long as this Agreement shall remain in effect or any Obligations shall be unpaid, and until the Loans, together with interest, fees and all other Obligations have been paid in full, unless the Required Lenders shall otherwise consent in writing:

         SECTION 5.01 Existence; Businesses and Properties. (a) The Borrower will, and will cause each of the Subsidiaries to, and the Parent will, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except as otherwise expressly permitted under
Section 6.05(a).

         (b) The Borrower will, and will cause each of the Subsidiaries to, and the Parent will, do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, leases, privileges, licenses, permits, franchises, authorizations, patents, copyrights, trademarks, trade names and all other Intellectual Property material to the conduct of its business; maintain and operate such business in substantially the manner in which it is presently conducted and operated; comply in all material respects with all applicable laws, rules, regulations (including any zoning, building, ordinance, code or approval or any building permits or any restrictions of record or agreements affecting the Mortgaged Properties and excluding Environmental Laws, which are subject to the provisions of Section 5.11) and judgments, writs, injunctions, decrees and orders of any Governmental Authority, whether now in effect or hereafter enacted; and at all times maintain and preserve all property material to the conduct of such business and keep such property in good repair, working order and condition (subject to ordinary wear and tear) and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times.

         SECTION 5.02 Insurance. (a) The Borrower will, and will cause each of the Subsidiaries to, keep its insurable properties fully insured at all times by financially sound and reputable insurers; such insurance to include fire and other risks insured against by extended coverage, public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it and business interruption insurance, and maintain such other insurance as may be required by law.

         (b) The Borrower will, and will cause each of the Subsidiaries to, cause all such policies (other than workers' compensation and employee health policies) to be endorsed or otherwise amended to include a "standard" or "New York" lender's loss payable endorsement, in form and substance reasonably satisfactory to the Banks' Agent and the Agent, which endorsement shall provide that, from and after the Effective Date, if the insurance carrier shall have received written notice from the Banks' Agent or the Agent of the occurrence of an Event of Default, the insurance carrier shall pay all proceeds otherwise payable to the Borrower or the Loan Parties under such policies directly to the Agent and the Banks' Agent; cause all such policies to provide that neither the Borrower, the Agent, the Banks' Agent, nor any other party shall be a coinsurer thereunder and to contain a "Replacement Cost Endorsement", without any deduction for depreciation, and such other provisions as the Banks' Agent and the Agent may reasonably require from time to time to protect the interests of the Banks' Agent, the Agent, the Banks and the Lenders; deliver original or certified copies of all such policies to the Banks' Agent and the Agent; cause each such policy to provide that it shall not be cancelled, modified or not renewed (i) by reason of nonpayment of premium upon not less than 30 days' prior written notice thereof by the insurer to the Banks' Agent and the Agent (giving the Banks' Agent and the Agent the right to cure defaults in the payment of premiums) or (ii) for any other reason upon not less than 30 days' prior written notice thereof by the insurer to the Banks' Agent and the Agent; deliver to the Banks' Agent and the Agent, prior to the cancellation, modification or nonrenewal of any such policy of insurance, a copy of a renewal or replacement policy (or other evidence of renewal of a policy previously delivered to the Banks' Agent and the Agent) together with evidence satisfactory to the Banks' Agent and the Agent of payment of the premium therefor.

         (c) If at any time the area in which the Premises (as defined in the Mortgages) are located is designated (i) a "flood hazard area" in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), the Borrower will, and will cause each of the Subsidiaries to, obtain flood insurance in such total amount as the Agent or the Required Lenders may from time to time require, and otherwise comply with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973, as it may be amended from time to time, or (ii) a "Zone 1" area, to the extent available at commercially reasonable rates, obtain earthquake insurance in such total amount as the Agent or the Required Lenders may from time to time require.

         (d) With respect to any Mortgaged Property, the Borrower will, and will cause each of the Subsidiaries to, carry and maintain comprehensive general liability insurance including coverage on an occurrence basis against claims made for personal injury (including bodily injury, death and property damage) and umbrella liability insurance against any and all claims, in no event for a combined single limit with respect to such Mortgaged Property of less than $10,000,000, naming the Agent as an additional insured, on forms satisfactory to the Agent.

         (e) The Borrower will, and will cause each of the Subsidiaries to, notify the Banks' Agent and the Agent immediately whenever any separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 5.02 is taken out by the Borrower; and promptly deliver to the Banks' Agent and the Agent a duplicate original copy of such policy or policies.

         (f) In connection with the covenants set forth in this Section 5.02, it is understood and agreed that:

                  (i) none of the Agent, the Lenders or their respective agents or employees shall be liable for any loss or damage insured by the insurance policies required to be maintained under this Section 5.02, it being understood that (A) the Borrower and the other Loan Parties shall look solely to their insurance companies or any other parties other than the aforesaid parties for the recovery of such loss or damage and (B) such insurance companies shall have no rights of subrogation against the Agent or the Lenders or their agents or employees. If, however, the insurance policies do not provide waiver of subrogation rights against such parties, as required above, then the Borrower hereby agrees, to the extent permitted by law, to waive its right of recovery, if any, against the Agent, the Lenders and their agents and employees;

                  (ii) the Borrower will permit an insurance consultant retained by the Banks' Agent and acceptable to the Agent, at the expense of the Borrower, to review the insurance policies maintained by the Borrower and the Subsidiaries, but no more frequently than annually; and

                  (iii) the designation of any form, type or amount of insurance coverage by the Agent or the Required Lenders under this Section 5.02 shall in no event be deemed a representation, warranty or advice by the Agent or the Lenders that such insurance is adequate for the purposes of the business of the Borrower and the Subsidiaries or the protection of their properties and the Agent and the Required Lenders shall have the right from time to time to require the Borrower, the Subsidiaries and the Parent to keep other insurance in such form and amount as the Agent or the Required Lenders may reasonably request, provided that such insurance shall be obtainable on commercially reasonable terms.

         SECTION 5.03 Obligations and Taxes. The Borrower will, and will cause each of the Subsidiaries to, and the Parent will, pay all of its obligations (other than Indebtedness) promptly and in accordance with their terms and pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might give rise to a Lien upon such properties or any part thereof; provided, however, that such payment and discharge shall not be required with respect to any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings diligently pursued and the Borrower shall have set aside on its books adequate reserves in accordance with GAAP with respect thereto and such contest operates to suspend collection of the contested obligation, tax, assessment or charge and enforcement of a Lien and, in the case of a Mortgaged Property, there is no risk of forfeiture of such property.

         SECTION 5.04 Financial Statements, Reports, etc. The Parent will furnish to the Agent and each Lender:

         (a) as soon as available, and in any event within 90 days after the end of each fiscal year, its consolidated balance sheet and related consolidated statements of operations and cash flows, showing the consolidated financial position of the Parent and the Borrower and its Consolidated Subsidiaries as of the close of such fiscal year and the consolidated results of their operations and cash flows during such year, in each case setting forth in comparative form the figures for the preceding fiscal year, all audited by Arthur Andersen LLP or another nationally recognized "Big Six" independent public accounting firm and accompanied by an opinion of such accountants (which shall not be qualified in any material respect) to the effect that such financial statements fairly present the consolidated financial position and consolidated results of operations and cash flows of the Parent and the Borrower and its Consolidated Subsidiaries in accordance with GAAP consistently applied;

         (b) as soon as available, and in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year, its consolidated balance sheet and related consolidated statements of operations and cash flows, showing the consolidated financial position of the Parent and the Borrower and its Consolidated Subsidiaries as of the close of such fiscal quarter, the consolidated results of their operations during such fiscal quarter and the then elapsed portion of the fiscal year and the consolidated cash flows for the then elapsed portion of the fiscal year, all certified by one of its Financial Officers as fairly presenting the consolidated financial position and consolidated results of operations and cash flows of the Parent and the Borrower and its Consolidated Subsidiaries in accordance with GAAP consistently applied, subject to normal year-end audit adjustments;

         (c) concurrently with any delivery of financial statements under paragraph (a) or (b) above, a certificate of a Financial Officer of the Parent certifying that no Default or Event of Default has occurred or, if such a Default or Event of Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto;

         (d) concurrently with any delivery of financial statements under paragraph (a) or (b) above, a certificate of a Financial Officer of the Parent, in form and substance satisfactory to the Agent, (i) setting forth computations in reasonable detail satisfactory to the Agent demonstrating compliance with the covenants contained in Sections 6.14 and 6.15, (ii) stating whether, since the date of the most recent Required Financial Statements previously delivered, there has been any material change in the generally accepted accounting principles applied in the preparation of the Parent's financial statements and, if so, describing such change, (iii) containing summaries of accounts payable agings, accounts receivable agings, and inventory on a stand-alone basis, (iv) in the case of a certificate delivered concurrently with a certificate under paragraph (a) above, setting forth the Excess Cash Flow for the preceding fiscal year and a reasonably detailed calculation thereof, (v) a comparison of the actual results during the period covered by such financial statements to those originally budgeted by the Parent prior to the beginning of the applicable fiscal year, along with management's discussion and analysis of variances between such actual and budgeted results, as well as variances between actual results for such period and actual results for the same period in the previous fiscal year and (vi) a list of any significant sales contracts awarded or terminated since the date of the most recent Required Financial Statements previously delivered, including a description thereof in reasonable detail (provided that the Parent may disclose orally, rather than in writing, any such sales information that the Parent deems highly sensitive from a competitive standpoint);

         (e) [Intentionally deleted].

         (f) promptly upon completion, but in any event not later than 30 days after the commencement of each fiscal year, a copy of projections by the Parent of its consolidated balance sheet and related consolidated statements of operations and cash flows for such fiscal year (including all material assumptions to such projections) and a budget for such fiscal year, all in form customarily prepared by the Parent's management, such projected financial statements to be accompanied by a certificate of a Financial Officer to the effect that such projected financial statements have been prepared in good faith, based on assumptions that the Parent believes to be reasonable and based on the best information available to the Parent and that such Financial

Officer has no reason to believe they are misleading in any material respect in light of the circumstances existing at the time of preparation thereof;

         (g) on Wednesday of each week, a copy of projections by the Parent of its consolidated cash flows for the 12-week period beginning on such Wednesday (including all material assumptions to such projections), in form and substance and in such detail as may be satisfactory to the Lenders, such cash flow projections to be accompanied by a certificate of a Financial Officer to the effect that such cash flow projections have been prepared in good faith, based on assumptions that the Parent believes to be reasonable and based on the best information available to the Parent and that such Financial Officer has no reason to believe they are misleading in any material respect in light of the circumstances existing at the time of preparation thereof;

         (h) as soon as available, (i) a copy of each financial statement, report, notice or proxy statement sent by the Parent, the Borrower or any of the Subsidiaries to their respective stockholders in their capacity as stockholders,
(ii) a copy of each regular, periodic or special report, registration statement, or prospectus filed by the Parent, the Borrower or any of the Subsidiaries with any securities exchange or the SEC, (iii) any material order issued by any court, governmental authority, or arbitrator in any material proceeding to which the Parent, the Borrower or any of the Subsidiaries is a party and (iv) copies of all press releases and other statements made available generally by the Parent, the Borrower or any of the Subsidiaries to the public generally concerning material developments in the Parent's, the Borrower's or such Subsidiary's business;

         (i) as soon as available, and in any event within 15 days of receipt, any final management letter issued or provided by the auditors of the Parent, the Borrower or any Subsidiary; and

         (j) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of the Parent, the Borrower or any Subsidiary, or compliance with the terms of any Loan Document, as the Agent or any Lender may reasonably request.

         SECTION 5.05 Other Information. (a) The Borrower will furnish to the Agent prompt written notice of the following:

                  (i) any Default or Event of Default, specifying the nature and extent thereof and the corrective action (if any) proposed to be taken with respect thereto;

                  (ii) the filing or commencement of, or any threat or notice of intention of any person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against or affecting the Parent, the Borrower or any of the Subsidiaries (A) which, if adversely determined, could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or (B) which involves a claim or series of related claims against the Parent, the Borrower or any Subsidiary in excess of $50,000;

                  (iii) all matters materially affecting the value, enforceability or collectibility of any material portion of its assets, including changes to significant contracts, schedules of equipment, changes of significant equipment or real property, the reclamation or repossession of, or the return to the Borrower or any of the Subsidiaries of, a material amount of goods and material claims or disputes asserted by any customer or other obligor, which matters could have a Material Adverse Effect;

             (iv) any material adverse change in the relationship between any of the Borrower and the Subsidiaries, on the one hand, and any of its respective suppliers, licensors or customers, on the other hand, which could reasonably be expected to have a Material Adverse Effect.

             (v) all proposed amendments to any material agreement relating to Indebtedness to which the Borrower or any Subsidiary is a party; and

             (vi) any development that, individually or in the aggregate, has resulted in, or could reasonably be expected to have, a Material Adverse Effect.

         (b) Immediately upon receipt by the Borrower, the Borrower shall provide the Agent and the Lenders with copies of all notices (including notices of default), statements and financial information received from any other creditor or lessor with respect to any item of Indebtedness which, if not paid, could give rise to an Event of Default or the repossession of material property from the Borrower or any of the Subsidiaries.

         (c) Any notification required by this Section 5.05 shall be accompanied by a certificate of a Financial Officer of the Borrower setting forth the details of the specified events and the action which the Borrower proposes to take with respect thereto.

         (d) The Borrower will deliver to the Agent no later than the first Business Day of each month, a report on the status of proposed and existing contracts of the Borrower and the Subsidiaries, in form and substance and in such detail as may be satisfactory to the Lenders, but in any event including but not limited to the following: (i) all government contracts for which a bid has been or is being prepared, whether the bid has been submitted or when it will be, whether the bid has been awarded and to whom, or when it will be, whether the bid has been rejected, and, if awarded, the status of the contract and (ii) with respect to other contracts, describing all contracts in negotiation or bid preparation and all contracts that have been awarded or rejected, and, if awarded, the status of each contract.

         (e) Each Lender and the Agent agrees to use reasonable efforts to keep confidential, in accordance with its customary practices, all information obtained by it pursuant to this Section 5.05 or any other provision of the Loan Documents, except for any disclosure (i) to its employees, officers, advisers and agents which are acting in connection with the Loan Documents, (ii) to its actual or prospective assignees or participants who agree to be bound by the provisions of this paragraph (e), (iii) in respect of information to the extent that it becomes available to the public other than pursuant to a breach of this paragraph (e), or (iv) required by law, regulation or judicial order or requested or required by bank regulators or auditors.

         SECTION 5.06 ERISA. (a) The Borrower will, and will cause each of the Subsidiaries to, and the Parent will, comply in all material respects with the applicable provisions of ERISA and the Code.

         (b) The Borrower will promptly give notice to the Agent and each Lender of the following events, as soon as possible and in any event within 30 days after the Borrower knows or has reason to know thereof: (i) the occurrence or expected occurrence of any Reportable Event with respect to any

Plan, a failure to make any required contribution to a Plan, any filing by the Borrower with the PBGC of a notice of intent to terminate a Plan, any receipt by the Borrower of notice from the PBGC of the intention of the PBGC to terminate a Plan or appoint a trustee to administer a Plan, any Lien in favor of the PBGC or a Plan, or any withdrawal from, or the termination, reorganization or insolvency (within the meaning of such terms as used in ERISA) of, any Multiemployer Plan; or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, reorganization or insolvency (within the meaning of such terms as used in ERISA) of, any Single Employer Plan or Multiemployer Plan.

         SECTION 5.07 Maintaining Records; Access to Properties and Inspections. The Borrower will, and will cause each of the Subsidiaries to, keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all requirements of law are made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of the Subsidiaries to, permit any representatives designated by the Agent or the Required Lenders to visit and inspect the financial records and the properties of the Borrower or any Subsidiary at reasonable times and as often as reasonably requested, and to make extracts from and copies of such financial records, and permit any representatives designated by the Agent or the Required Lenders to discuss the affairs, finances and condition of the Borrower or any Subsidiary with the officers thereof and independent accountants therefor (with representatives of the Borrower present unless an Event of Default or Default has occurred and is continuing).

         SECTION 5.08 [Intentionally deleted].

         SECTION 5.09 [Intentionally deleted].

         SECTION 5.10 Fiscal Year. The Borrower will, and will cause each Subsidiary to, cause its fiscal year to end on March 31 in each year.

         SECTION 5.11 Compliance with Environmental Laws; Preparation of Environmental Reports. (a) The Borrower will, and will cause each Subsidiary to, and the Parent will, comply, and use its best efforts to cause all lessees and other persons occupying the properties owned or leased by the Borrower and the Subsidiaries (the "Properties") to comply, in all material respects with all Environmental Laws and Environmental Permits applicable to its operations and Properties except to the extent that the failure to comply therewith could not reasonably be expected to result in liability in excess of $250,000; obtain and renew all material Environmental Permits necessary for its operations and Properties; and conduct any Remedial Action required under, and in accordance with, Environmental Laws, except to the extent that: (i) the cost of such Remedial Action could not reasonably be expected to exceed $250,000; or (ii) the necessity of any such Remedial Action is being contested in good faith by appropriate proceedings timely instituted and diligently pursued and in the manner provided by applicable law.

         (b) If a Default or Event of Default caused by reason of a breach of
Section 3.09(c) or 5.11(a) shall have occurred and be continuing, or if the laws of the United States or any state in which the Borrower or any of the Subsidiaries leases or owns property provide that a Lien upon the property of the Borrower or any of the Subsidiaries may be obtained for the removal of Hazardous Materials which have been released, at the request of the Required Lenders through the Agent, the Borrower will provide to the Lenders within 45 days after such request, at the expense of the Borrower, an environmental site assessment report for the Properties which are the subject of such Default or Event of Default prepared by an environmental consulting firm acceptable to the Banks' Agent and the Agent and indicating the presence or absence of Hazardous Materials and the estimated cost of any compliance or Remedial Action in connection with such Properties. To the extent any such Hazardous Materials are located therein or thereunder that either (i) subject the property to Lien or (ii) require removal to safeguard the health of any person, the Borrower shall, and shall cause each of the Subsidiaries to, remove, or cause to be removed, such Lien and such Hazardous Materials at the Borrower's expense. The Borrower acknowledges and agrees that if the Borrower fails to perform its obligations under this Section 5.11(b), the Agent shall have the right to do so for the Borrower and the Subsidiaries. The Borrower further acknowledges and agrees that if the Borrower or any Subsidiary fails to cooperate (e.g., by allowing access to any premises or permitting the drilling of core samples, etc.), the Agent and the Lenders will not have an adequate remedy at law.

         SECTION 5.12 Further Assurances. The Borrower will, and will cause each Subsidiary to, and the Parent will, execute any and all further documents, financing statements, agreements and instruments, and take all further action (including filing Uniform Commercial Code and other financing statements, mortgages and deeds of trust) that may be required under applicable law, or that the Required Lenders or the Agent may reasonably request, in order to effectuate the transactions contemplated by the Loan Documents and in order to grant, maintain, preserve, protect and perfect the validity and priority (except as such priority may be affected by the Liens permitted under Section 6.02 and the Intercreditor Agreement) of the security interests created or intended to be created by the Collateral Documents. The Borrower will cause any subsequently acquired or organized Domestic Subsidiary to become a party to the Subsidiaries Guarantee Agreement, Indemnity Subrogation and Contribution Agreement, Intercompany Note and each applicable Collateral Document in favor of the Banks' Agent; provided that the foregoing shall not be deemed to imply that any such acquisition or organization of a Subsidiary is permitted under this Agreement. In addition, from time to time, the Borrower will, and will cause each Domestic Subsidiary to, at its cost and expense, promptly secure the Obligations by pledging or creating, or causing to be pledged or created, perfected security interests with respect to such of its assets and properties as the Agent or the Required Lenders shall designate (it being understood that it is the intent of the parties that the Obligations shall be secured by, among other things, substantially all the assets of the Borrower and the Domestic Subsidiaries (including real and other properties owned or leased as of the Effective Date or acquired subsequent to the Effective Date and including 100% of the capital stock of each Subsidiary, except that in the case of the pledge of the capital stock of any Foreign Subsidiary, such pledge shall be limited to 65% of the capital stock of such Foreign Subsidiary to the extent, and for so long as, the pledge of any greater percentage would have adverse tax consequences for the Borrower). Such security interests and Liens will be created under the Collateral Documents and other security agreements, mortgages, deeds of trust and other instruments and documents in form and substance satisfactory to the Banks' Agent and the Agent, and the Borrower shall deliver or cause to be delivered to the Lenders all such instruments and documents (including legal opinions, title insurance policies, surveys and lien searches) as the Agent shall reasonably request to evidence compliance with this Section 5.12. The Borrower agrees to provide such evidence as the Agent shall reasonably request as to the perfection and priority status of each such security interest and Lien.

         SECTION 5.13 Management Consultant. The Parent and the Borrower shall engage a management consultant acceptable to the Required Lenders on terms and conditions acceptable to the Required Lenders on or before September 30, 2000.

                                   ARTICLE VI

                               NEGATIVE COVENANTS

         The Borrower and the Parent covenant and agree with each Lender that so long as this Agreement shall remain in effect or any Obligations shall be unpaid, and until the Loans, together with interest, fees and all other Obligations have been paid in full, unless the Required Lenders shall otherwise consent in writing:

         SECTION 6.01 Indebtedness. The Parent and the Borrower will not, and will not cause or permit any of the Subsidiaries to, incur, create, issue, assume or permit to exist any Indebtedness or Preferred Stock, except:

         (a) Indebtedness existing as of the Effective Date, to the extent set forth on Schedule 6.01(a) (but not any extension, renewal or refinancing thereof);

         (b) Indebtedness represented by the Loan Documents and the Bank Loan Documents (other than the Intercompany Notes);

         (c) [Intentionally deleted].

         (d) [Intentionally deleted].

         (e) Indebtedness represented by the Intercompany Notes, to the extent permitted by Section 6.04(a)(ii);

         (f) other unsecured Indebtedness in an aggregate principal amount of up to $1,000,000 outstanding at any time;

         (g) Indebtedness consisting of the obligation to reimburse the issuer of any bid bond, performance bond or other instrument of a like nature and purpose incurred in the ordinary course of business up to $500,000 in the aggregate outstanding at any time;

         (h) the Bank Preferred Stock; and

         (i) the Centre New Preferred.

         SECTION 6.02 Negative Pledge. The Parent and the Borrower will not, and will not cause or permit any of the Subsidiaries to, create, incur, assume or permit to exist any Lien on any property or assets (including stock or other securities of any Subsidiary or other person) now owned or hereafter acquired by it or on any income or revenues or rights in respect of any thereof, except:

         (a) Liens existing as of the Effective Date, to the extent set forth on
Schedule 6.02(a), provided that such Liens secure only those obligations which they secure as of the Effective Date;

         (b) Liens in favor of the Banks' Agent on behalf of the Secured Parties created by the Collateral Documents;

         (c) Liens for taxes not yet due or which are being contested in compliance with Section 5.03;

         (d) carriers', warehousemen's, mechanic's, materialmen's, repairmen's or other like Liens arising in the ordinary course of business and securing obligations that are not due or which are being contested in compliance with
Section 5.03;

         (e) pledges and deposits made in the ordinary course of business in compliance with workmen's compensation, unemployment insurance and other social security laws or regulations;

         (f) trade contracts (other than for Indebtedness), leases (other than Capital Lease Obligations), and other obligations of a like nature incurred in the ordinary course of business;

         (g) zoning restrictions, easements, rights-of-way, restrictions on use of real property and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Borrower or any of the Subsidiaries;

         (h) deposits of up to $500,000 in the aggregate outstanding at any time to secure any obligations permitted by Section 6.01(g);

         (i) [Intentionally deleted];

         (j) Liens arising by operation of law held by any Wholly Owned Subsidiary which is a Foreign Subsidiary securing accounts payable by the Borrower to such Foreign Subsidiary for finished products acquired by the Borrower from such Foreign Subsidiary in transactions contemplated by, and subject to the limitations set forth in, clause (iv) of Section 6.04(a); provided that (i) such Liens securing accounts payable for finished products do not extend to any property other than such finished products, (ii) all such Foreign Subsidiaries shall have executed and delivered to the Banks' Agent an Acknowledgement of Subordination substantially in the form of Exhibit L to the Bank Credit Agreement, (iii) the payment of all accounts payable by the Borrower to any such Foreign Subsidiary shall be subordinate to the payment in full of all the Obligations and (iv) any such Liens shall have a subordinate lien status to the liens and other claims created under the Collateral Documents for the benefit of the Banks' Agent and the Secured Parties; and

         (k) Liens securing the Bank Senior Secured Notes at a level equal to, and on par with, the Senior Secured Notes and the New Revolving Notes and Liens securing the Bank Junior Secured Notes at a level equal to, and on par with, the Junior Secured Notes and the other obligations of the Loan Parties arising under the Bank Loan Documents.

         SECTION 6.03 Sale and Lease-Back Transactions. The Borrower will not, and will not cause or permit any of the Subsidiaries to, enter into any arrangement, directly or indirectly, with any person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred.

         SECTION 6.04 Investments, Loans and Advances. (a) The Borrower and the Parent will not, and will not cause or permit any of the Subsidiaries to, purchase, hold or acquire any Capital Stock, evidences of indebtedness or other securities of, make or permit to exist any loans, extensions of credit or advances to, maintain any Deposit Account or make or permit to exist any other investment, capital contribution or other interest in, any other person, except:

                  (i) investments existing as of the Effective Date, to the extent set forth on Schedule 6.04(a)(i), by the Borrower in Wholly Owned Subsidiaries;

                  (ii) loans and advances made after the Effective Date by the Borrower to Wholly Owned Subsidiaries; provided that (A) any such loan or advance is evidenced by an Intercompany Note pledged and delivered to the Agent on behalf of the Secured Parties pursuant to the Security Agreement, (B) any such loan or advance to any Wholly Owned Subsidiary shall be permitted only so long as such person remains a Wholly Owned Subsidiary and (C) the aggregate principal amount outstanding at any time of loans and advances (excluding investments under clauses (iii) and (iv) of this Section 6.04(a)) made by the Borrower after the Effective Date to Foreign Subsidiaries shall not exceed $1,000,000;

                  (iii) investments by the Borrower in Wholly Owned Subsidiaries which are Foreign Subsidiaries; provided that (A) such investments consist of receivables for inventory transferred to such Foreign Subsidiaries in the ordinary course of business for resale to customers of such Foreign Subsidiaries, (B) the aggregate principal amount of such receivables outstanding at any time shall not exceed $5,000,000, (C) any such receivable shall be discharged, released or cancelled only to the extent that the Borrower has received payment of the amount due from the applicable Foreign Subsidiary, (D) the Borrower shall receive payment of a corresponding portion of any such receivable for any goods transferred to any Foreign Subsidiary within 10 Business Days after receipt by such Foreign Subsidiary of payment from its customer for such goods and (E) the original amount of any such receivable is based on the Borrower's reasonable, good faith estimate of the amount that would be paid in an arms-length transaction with an independent, unrelated third party;

                  (iv) investments by the Borrower in Wholly Owned Subsidiaries which are Foreign Subsidiaries; provided that (A) such investments consist of receivables for parts transferred to such Foreign Subsidiaries in the ordinary course of business for use in manufacturing and assembly by such Foreign Subsidiaries, (B) the aggregate principal amount of such receivables to any Foreign Subsidiary outstanding at any time is less than the aggregate principal amount of accounts payable by the Borrower to such Foreign Subsidiary for finished products acquired by the Borrower in the ordinary course of business, (C) the amount of any such receivable or payable is based on the Borrower's reasonable, good faith estimate of the amount that would be paid in an arms'-length transaction with an independent, unrelated third party and (D) all such Foreign Subsidiaries shall have executed and delivered to the Agent an Acknowledgement of Subordination substantially in the form of Exhibit L to the Bank Credit Agreement;

                  (v) Cash Equivalents, so long as no Event of Default has occurred and is continuing;

                  (vi) (A) trade accounts receivable (and related notes and instruments) arising in the ordinary course of business consistent with past practices and (B) notes receivable in the aggregate principal amount of up to $250,000 outstanding at any time constituting seller financing for sales made by the Borrower and the Subsidiaries in the ordinary course of business consistent with past practices, provided that any such notes shall be pledged to the Agent on behalf of the Secured Parties pursuant to the Security Agreement; and

                  (vii) advances to employees for moving and travel expenses in the ordinary course of business consistent with past practices; and

         (b) Except as herein expressly permitted or contemplated, the Borrower and the Parent shall not issue, sell, transfer, lease or otherwise dispose of any of its Capital Stock to, or accept any capital contribution from, any person, other than, in the case of the Borrower, the Parent or permit to exist any rights, warrants or options exercisable for, or any securities exchangeable for or convertible into, any shares of common stock of the Borrower or the Parent, except in the case of the Parent, those described on
Schedule 6.04(b); provided, the Parent may issue the Bank Preferred Stock and the Centre New Preferred and may issue Preferred Stock to pay its dividend in kind on the Bank Preferred Stock and the Centre New Preferred.

         SECTION 6.05 Mergers, Acquisitions and Other Transactions. (a) The Borrower and the Parent will not, and will not cause or permit any of the Subsidiaries to, (i) merge into or consolidate with any other person, (ii) permit any other person to merge into or consolidate with it, (iii) sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or any part of its assets (whether now owned or hereafter acquired) or (iv) issue, sell, transfer, lease or otherwise dispose of any Capital Stock of any Subsidiary to, or permit any Subsidiary to accept any capital contribution from, any person, except that:

                  (A) the Borrower and any of the Subsidiaries may sell inventory in the ordinary course of business for fair value and on an arms-length basis;

                  (B) the Borrower and any of the Subsidiaries may sell damaged, worn out or obsolete tangible assets in the ordinary course of business and in a commercially reasonable manner, so long as the Net Cash Proceeds of any such disposition are applied as required by
         Section 2.12(e);

                  (C) the foregoing shall not be deemed violated by any Casualty or Condemnation affecting assets of the Borrower or any Subsidiary, so long as the Net Cash Proceeds thereof are applied as required by Section 2.12(e);

                  (D) the Borrower or any Subsidiary may liquidate Cash Equivalents for its account;

                  (E)      [Intentionally deleted];

                  (F) the Borrower or any of the Subsidiaries may transfer assets consisting of plant, property and equipment (in accordance with GAAP) to the Borrower or any Wholly Owned Subsidiary which is a Domestic Subsidiary, provided that (I) the Borrower and such Domestic Subsidiary have complied with all applicable provisions of Section
         5.12 and (II) the fair market value of all property disposed of by the Borrower pursuant to this clause (F) does not exceed $500,000 in the aggregate in any fiscal year;

                  (G) the Borrower or any of the Subsidiaries may (I) transfer inventory to Foreign Subsidiaries in the ordinary course of business for resale to customers of such Foreign Subsidiaries as contemplated by, and subject to the limitations set forth in, clause
         (iii) of Section 6.04(a) and (II) transfer parts to Foreign Subsidiaries in the ordinary course of business for use in manufacturing and assembly by such Foreign Subsidiaries as contemplated by, and subject to the limitations set forth in, clause
         (iv) of Section 6.04(a); and

         (b) The Borrower and the Parent will not, and will not cause or permit any of the Subsidiaries to, purchase, lease or otherwise acquire (in one transaction or a series of transactions) all or any substantial part of the assets of any other person, except that the Borrower and any of the Subsidiaries may purchase inventory in the ordinary course of business.

         SECTION 6.06 Dividends, Distributions and Other Restricted Payments. The Borrower and the Parent will not, and will not cause or permit any of the Subsidiaries to, (a) declare or pay, directly or indirectly, any dividend or make any other distribution (by reduction of capital or otherwise and including any tax sharing or indemnification payments), whether in cash, property, securities or a combination thereof, with respect to any Capital Stock of the Borrower, the Parent or any of the Subsidiaries, except on the Bank Preferred Stock and the Centre New Preferred Stock (b) directly or indirectly redeem, purchase, retire or otherwise acquire for value, any Capital Stock of the Borrower, the Parent or any of the Subsidiaries whether such acquisition is made at the option of the Borrower, the Parent or such Subsidiary or at the option of the holder of such Capital Stock and whether or not such acquisition is required under the terms and conditions applicable to such Capital Stock or set aside any amount for any such purpose, (c) release, cancel, compromise or forgive in whole or in part the Indebtedness evidenced by the Intercompany Notes or (d) directly or indirectly redeem, purchase, prepay, retire, defease or otherwise acquire for value any Indebtedness, whether such acquisition is made at the option of the Borrower, the Parent or such Subsidiary or at the option of the holder of such Indebtedness and whether or not such acquisition is required under the terms and conditions applicable to such Indebtedness, or set aside any amount for any such purpose, in each case other than Obligations and the obligations under the Bank Credit Agreement, on a pro rata basis,; provided, however, that:

                  (i) any Subsidiary may declare and pay dividends or make other distributions directly or indirectly to the Borrower; and

                  (ii) the Borrower and the Subsidiaries may repay the principal of any Indebtedness in accordance with the scheduled amortization thereof.

         SECTION 6.07 Impairment of Security Interests. The Borrower will not, and will not permit any of the Subsidiaries to, take or omit to take any action, which action or omission might or would have the result of materially impairing the security interests in favor of the Banks' Agent on behalf of the Secured Parties with respect to the Collateral, and the Borrower will not, and will not permit any of the Subsidiaries to, grant to any person (other than the Banks' Agent on behalf of the Secured Parties pursuant to the Loan Documents) any interest whatsoever in the Collateral, except for Liens permitted under
Section 6.02.

         SECTION 6.08 Limitation on Restrictions on Subsidiary Dividends, etc. The Borrower will not, and will not cause or permit any of the Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction or any restriction in its articles of incorporation, bylaws or comparable governing instruments on the ability of any Subsidiary to (a) pay dividends or make any other distributions on or in respect of its Capital Stock, or pay any indebtedness owed to the Borrower or any Subsidiary, (b) make loans or advances to the Borrower or any Subsidiary or (c) transfer any of its properties or assets to the Borrower or any Subsidiary, except for such encumbrances or restrictions existing under or by reason of (i) customary non-assignment provisions in any lease governing a leasehold interest, and (ii) this Agreement and the Collateral Documents.

         SECTION 6.09 No Other Negative Pledges. The Borrower will not, and will not cause or permit any of the Subsidiaries to, directly or indirectly, enter into any agreement prohibiting the creation or assumption of any Lien upon the properties or assets of the Borrower or any Subsidiary, whether now owned or hereafter acquired, or requiring an obligation to be secured if some other obligation is secured, except for this Agreement.

         SECTION 6.10 Transactions with Affiliates. (a) The Borrower will not, and will not cause or permit any of the Subsidiaries to, sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise enter into or maintain any other transactions with, (i) the Sponsor, the Parent or (ii) any Affiliate of the Borrower, the Parent or the Sponsor, except that so long as no Default or Event of Default shall have occurred and be continuing, the Borrower or any Subsidiary may enter into any of the foregoing transactions in the ordinary course of business at prices and on terms and conditions that are (x) set forth in writing and (y) as favorable to the Borrower or such Subsidiary as would be obtainable at the time in a comparable transaction on an arm's-length basis from an independent, unrelated third party. The provisions of this Section 6.10(a) shall not prohibit (A) any payment expressly permitted under Section 6.04 or 6.06, (B) any transaction entered into and maintained among the Borrower and any Wholly Owned Subsidiaries or among Wholly Owned Subsidiaries, (C) payment of compensation to employees in the ordinary course of business and grants of stock options to employees and directors in the ordinary course of business, (D) the payment of fees to the members of the board of directors of the Parent of up to $20,000 per director per year, (E) reimbursement of reasonable out-of-pocket expenses of Centre Partners Management LLC, (F) the Agency Agreement and transactions pursuant to the Agency Agreement and (G) transactions with the Centre Entities specifically contemplated by this Agreement.

         (b)      [Intentionally deleted].

         SECTION 6.11 Nature of Business. (a) The Borrower will not, and will not cause or permit any of the Subsidiaries to, engage at any time in any business or business activity other than the business conducted by it as of the Effective Date and business activities reasonably incidental thereto.

         (b) The Parent will not engage in any activity (including any merger, consolidation or sale of assets), issue any securities, incur any Indebtedness, incur any other material liability or create or permit to exist any Lien on its assets, other than the ownership of the common stock of the Borrower and related de minimis activities incidental thereto. Notwithstanding the foregoing sentence, the Parent may, so long as any such action is not prohibited by any other applicable provision of this Agreement, (i) engage in any activity incidental to the maintenance of the corporate existence of the Parent and compliance with applicable law, (ii) enter into and perform the obligations of the Parent under the Parent Guarantee Agreement, and the Pledge Agreement (iii) enter into (or issue, as applicable), perform the obligations of the Parent under and exercise the rights of the Parent under stock options exercisable for Capital Stock of the Parent granted to employees of the Borrower and directors of the Borrower or the Parent and other customary participants or an employee stock option plan, an employee stock compensation plan or an employee stock purchase plan established for the benefit of employees of the Borrower and directors of the Borrower or the Parent and other customary participants, (iv) issue additional shares of Capital Stock of the Parent or receive any capital contribution, so long as 100% of the net cash proceeds, if any, of any such issuance or contribution are contributed by the Parent to the capital of the Borrower, (v) issue the Bank Preferred Stock, the Bank Common Stock ,the Centre Converted Class A Common, the Centre New

Class A Common, the Centre New Preferred, the Centre Senior Secured Notes and the Centre Junior Secured Notes, and issue stock pursuant to the exercise of the warrants described on Schedule 3.21(b) and other issuances of equity securities contemplated by this Agreement, and (vi) administer on behalf of the Borrower, pursuant to the Agency Agreement (which shall be assigned to the Banks' Agent on behalf of the Secured Parties), any nontransferable assets which remain owned by the Parent.

         SECTION 6.12 Sales of Receivables. The Borrower will not, and will not cause or permit any of the Subsidiaries to, sell with recourse, discount or otherwise sell or dispose of its notes or accounts receivable.

         SECTION 6.13 Certain Amendments. The Parent and the Borrower will not, and will not cause or permit any of its subsidiaries to, enter into any amendment, modification or waiver that is adverse in any respect to the Lenders to the Certificate of Incorporation, By-laws or comparable governing instruments of any of them. The Borrower will promptly provide the Lenders with copies of all proposed amendments to the foregoing documents and instruments.

         SECTION 6.14 Capital Expenditures. After October 1, 2000, the Borrower and the Parent will not permit (a) Capital Expenditures of the Parent, on a consolidated basis for any fiscal year of the Parent to be more than 20 % of the EBITDA of the Parent, on a consolidated basis, for such fiscal year, and
(b) Capital Expenditures of the Parent, on a consolidated basis, during any such fiscal year, to exceed $100,000, in the aggregate, by the end of the first fiscal quarter of such year, to exceed $200,000, in the aggregate, by the end of the second fiscal quarter of such year, and to exceed $300,000, in the aggregate, by the end of the third fiscal quarter of such year, except that for each of the quarters ending December 31, 2000 and March 31, 2001, consolidated Capital Expenditures may be up to $100,000 per quarter.

         SECTION 6.15 Interest Coverage. After January 1, 2001, the Borrower and the Parent will not permit the ratio, of (a) EBITDA of the Parent, on a consolidated basis, during any quarter (or the average if more than one quarter is included) plus Capital Expenditures (or the average if more than one quarter is included) of the Parent, on a consolidated basis, during such quarter or quarters, to (b) the sum of the interest on the Senior Secured Loans accruing during such quarter plus the Capital Expenditures of the Parent, on a consolidated basis, during such quarter (or, in each case, the average if more than one quarter is included), to be less than (i) 1.00 to 1.00 for the quarter ending on March 31, 2001; (ii) 1.00 to 1.00 for the quarter ending on June 30, 2001 and the immediately preceding quarter; (iii) 1.00 to 1.00 for the quarter ending on September 30, 2001 and the immediately preceding two quarters; (iv)
1.05 to 1.00 for the quarter ending December 31, 2001, and the immediately preceding three quarters; (v) 1.15 to 1.00 for the quarter ending March 31, 2002 and the immediately preceding three quarters; (vi) 1.20 to 1.00 for the quarter ending June 30, 2002 and the immediately preceding three quarters;
(vii) 1.25 to 1.00 for the quarter ending September 30, 2002 and the immediately preceding three quarters; and (viii) 1.30 to 1.00 for each quarter thereafter together with the three quarters immediately preceding such quarter.

                                  ARTICLE VII

                               EVENTS OF DEFAULT

         In case of the happening of any of the following events ("Events of Default"):

                  (a) default shall be made in the payment of any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

                  (b) default shall be made in the payment of any interest on any Loan or any fee or any other amount (other than an amount referred to in paragraph (a) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of five (5) Business Days;

                  (c) default shall be made in the due observance or performance by the Borrower or any other Loan Party of any covenant, condition or agreement contained in Section 5.01, 5.02, 5.04, 5.05, 5.08, 5.09 5.10, 5.11 or 5.13 or in Article VI and such default shall continue unremedied for a period of seven (7) Business Days after such default becomes known to a Responsible Officer of the Borrower or such other Loan Party;

                  (d) default shall be made in the due observance or performance by the Borrower , the Parent or any other Loan Party of any covenant, condition or agreement contained herein and in any other Loan Document (other than those specified in paragraphs (a), (b) and (c) above and such default shall continue unremedied for a period of thirty (30) days after such default becomes known to a Responsible Officer of the Borrower or such other Loan Party;

                  (e) any representation or warranty made or deemed made in or in connection with any Loan Document or the extensions of credit hereunder, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to any Loan Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;

                  (f) the Borrower, any Subsidiary or the Parent shall (i) fail to pay any principal or interest, regardless of amount, due in respect of any Indebtedness in a principal amount in excess of $250,000, when and as the same shall become due and payable or (ii) fail to observe or perform any other term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any such Indebtedness if the effect of such failure is to cause, or to permit the holder or holders of such Indebtedness or a trustee on its or their behalf to cause, with or without the giving of notice or the lapse of time or both, such Indebtedness to become due prior to its stated maturity;

                  (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Borrower, any Subsidiary or the Parent, or of a substantial part of its property or assets, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower, any Subsidiary or the Parent, or for a substantial part of its property or assets, or
         (iii) the winding-up or liquidation of the Borrower, any Subsidiary or the Parent; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

                  (h) the Borrower, any Subsidiary or the Parent shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in paragraph
         (g) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for such party or for a substantial part of its property or assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any action for the purpose of effecting any of the foregoing;

                  (i) one or more judgments or orders for the payment of money in an aggregate amount in excess of $50,000 shall be rendered against the Borrower, any Subsidiary or the Parent or any combination thereof and the same shall remain undischarged for a period of 45 days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of the Borrower, any Subsidiary or the Parent to enforce any such judgment;

                  (j) (i) any person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan, or any Lien shall arise on the assets of the Borrower or any Commonly Controlled Entity in favor of the PBGC or a Plan, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA (other than in a standard termination within the meaning of Section 4041(b) of ERISA),
         (v) the Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the termination, reorganization or insolvency of (within the meaning of such terms as used in ERISA), a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and, in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to result in liability of the Borrower, the Subsidiaries and the Parent in an aggregate amount exceeding $2,000,000 or require payments by the Borrower, the Subsidiaries and the Parent exceeding $1.000,000 in any year;

                  (k) any Lien purported to be created by any Collateral Document shall cease to be, or shall for any reason be asserted by the Borrower or any other Loan Party not to be, a valid, perfected, priority Lien on the securities, properties or assets covered thereby, except as provided in the Intercreditor Agreement and as priority may be affected by Liens permitted under Section 6.02 and except for releases of Collateral in accordance with all applicable provisions of this Agreement and the Collateral Documents;

                  (l) any Loan Document or any material provision of any Loan Document shall be declared by any Governmental Authority to be invalid or unenforceable in whole or in part or shall for any reason not be, or shall be asserted by the Borrower or any other Loan Party not to be, in full force and effect and enforceable in accordance with its terms;

                  (m) any adverse change in the material agreements or relationships of the Parent, the Borrower and the Subsidiaries shall occur and such event or condition, together with all other such events or conditions, if any, could, in light of all the then existing circumstances, reasonably be expected to have a Material Adverse Effect;

                  (n) any Material Intellectual Property or any material license relating thereto shall be invalid or unenforceable in whole or in part or shall for any reason not be in full force and effect and enforceable by the Borrower, the Subsidiaries and the Parent or shall infringe the rights of any other person or any other adverse change in the Material Intellectual Property rights of the Borrower, the Subsidiaries and the Parent shall occur and such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect;

                  (o) either (i) the Borrower, any Subsidiary or the Parent shall be liable, whether directly, indirectly through required indemnification of any person or otherwise, for the costs of investigation and/or remediation of any Hazardous Material originating from or affecting property or properties, whether or not owned, leased or operated by the Borrower, any Subsidiary or the Parent, which liability, together with all other such liabilities, could reasonably be expected to exceed $2,000,000 or require payments exceeding $1,000,000 in any year or (ii) any Federal, state, regional, local or other environmental regulatory agency or authority shall commence an investigation or take any other action that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;

                  (p) the shares of common stock of the Borrower pledged to the Banks' Agent on behalf of the Lenders pursuant to the Collateral Documents shall cease to constitute 100% of the shares of the Capital Stock of the Borrower (on a fully diluted basis) or shall cease to constitute 100% of the Total Voting Power of the Borrower;

                  (q)      there shall occur any Change in Control; or

                  (r) there shall occur an "Event of Default" pursuant to and as such term is defined in the Bank Credit Agreement;

then, and in every such event, and at any time thereafter during the continuance of such event, the Agent may, and at the request of the Required Lenders shall, take one or more of the following actions, at the same or different times: (i) by notice to the Borrower declare the Loans then outstanding to be forthwith due and payable (in whole or, in the sole discretion of the Required Lenders, from time to time in part, provided that any such partial acceleration shall be made pro rata based on the outstanding principal amount of the Loans ), whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued fees and all other liabilities of the Borrower accrued hereunder or under any other Loan Document, shall thereupon become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding; (ii) exercise any remedies available under the Guarantee Agreements or the Collateral Documents or otherwise or cause the Banks' Agent to exercise any remedies available under the Collateral Documents or otherwise, each in accordance with the terms of the Intercreditor Agreement; or (iii) any combination of the foregoing; provided that in the case of any of the Events of Default with respect to the Borrower described in paragraph (g) or (h) above the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued fees and all other liabilities of the Borrower accrued hereunder or under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding.

                                 ARTICLE VIII

                                   THE AGENT

         SECTION 8.01 Appointment and Authorization. (a) In order to expedite the transactions contemplated by this Agreement, Centre Capital Investors II, L.P. is hereby appointed to act as Agent on behalf of the Lenders. Each of the Lenders, and each subsequent holder of any Note by its acceptance thereof, hereby irrevocably appoints and authorizes the Agent to take such actions as agent on behalf of such Lender or holder and to exercise such powers as are specifically delegated to the Agent, as the case may be, by the terms and provisions hereof and of the other Loan Documents, together with such actions and powers as are reasonably incidental thereto.

         (b) Without hereby limiting any implied authority, the Agent is hereby expressly authorized by the Lenders to, and hereby agrees that at the direction of the Required Lenders it shall: (i) receive on behalf of the Lenders all payments of principal of and interest on the Loans and all other amounts due to the Lenders hereunder, and promptly distribute to each Lender its proper share of each payment so received; (ii) give notice on behalf of each of the Lenders to the Borrower of any Event of Default specified in this Agreement of which the Agent has actual knowledge acquired in connection with its agency hereunder; (iii) give notice to the Lenders of any Event of Default specified in this Agreement of which the Agent has actual knowledge acquired in connection with its agency hereunder; and (iv) distribute to each Lender copies of all notices, financial statements and other materials delivered by the Borrower pursuant to this Agreement promptly as received by the Agent. Without limiting the generality of the foregoing, the Agent is hereby expressly authorized (i) to execute any and all documents (including releases) with respect to the Collateral and the rights of the Secured Parties with respect thereto and (ii) to delegate any of its rights and obligations as Agent in relation to the Collateral to the Banks' Agent for the purposes of perfecting, enforcing, amending or modifying the security interests granted under the Collateral Documents in favor of the Secured Parties in its capacity as collateral agent for the Secured Parties, as contemplated by and in accordance with the provisions of this Agreement, the Intercreditor Agreement and the other Collateral Documents.

         SECTION 8.02 Liability of Agent. Neither the Agent, nor any of its respective directors, officers, employees or agents, shall be liable as such for any action taken or omitted to be taken by any of them, except for such party's own gross negligence or willful misconduct, or be responsible for any statement, warranty or representation herein or the contents of any document delivered in connection herewith, or be required to ascertain or to make any inquiry concerning the performance or observance by the Borrower or any other Loan Party of any of the terms, conditions, covenants or agreements contained in any Loan Document. The Agent shall not be responsible to the Lenders or the holders of the Notes for the due execution, genuineness, validity, enforceability or effectiveness of this Agreement, the Notes or any other Loan Documents or other instruments or agreements. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof until it shall have received from the payee of such Note notice, given as provided herein, of the transfer thereof in compliance with Section 9.04. The Agent shall in all cases be fully protected in acting, or refraining from acting, in accordance with written instructions signed by the Required Lenders and, except as otherwise specifically provided herein, such instructions and any action or inaction pursuant thereto shall be binding on all the Lenders and each subsequent holder of any Note. The Agent and the Required Lenders shall, in the absence of knowledge to the contrary, be entitled to rely on any instrument or document believed by it in good faith to be genuine and correct and to have been signed or sent by the proper person or persons. Neither the Agent nor any of its directors, officers, employees or agents, shall have any responsibility to the Borrower or any other Loan Party on account of the failure of or delay in performance or breach by any Lender of any of its obligations hereunder or to any Lender on account of the failure of or delay in performance or breach by any other Lender or the Borrower or any other Loan Party of any of their respective obligations hereunder or under any other Loan Document or in connection herewith or therewith. The Agent may execute any and all duties hereunder by or through agents or employees, shall be entitled to consult with legal counsel, independent public accountants and other experts selected by it with respect to all matters arising hereunder and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts.

         SECTION 8.03 Action by Agent. The Lenders hereby acknowledge that the Agent shall be under any duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement unless it shall be requested in writing to do so by the Required Lenders. The obligations of the Agent under the Loan Documents are only those expressly set forth herein and therein. Without limiting the generality of the foregoing, the Agent shall not be required to take any action with respect to any Default or Event of Default, except as expressly provided in Article VII.

         SECTION 8.04 Successor Agents. Subject to the appointment and acceptance of a successor, the Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor, subject to approval by the Borrower (which shall not be unreasonably withheld). If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent on behalf of the Lenders, shall appoint a successor Agent as applicable, which shall be a financial institution organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $5,000,000 or an Affiliate of the Agent or of any such financial institution. Upon the acceptance of any appointment as an Agent, as the case may be, hereunder by a successor bank, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations hereunder. After the resignation of the Agent hereunder, the provisions of this Article and Section 9.05 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent.

         SECTION 8.05 Agent and Affiliate. With respect to the Loans made by it hereunder and the Notes issued to it, the Agent, in its individual capacity and not as the Agent, shall have the same rights and powers as any other Lender and may exercise the same as though it were not the Agent. The Agent may accept deposits from, lend money to and generally engage in any kind of business and transactions with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Agent (or such Affiliate thereof).

         SECTION 8.06 Indemnification. (a) Each Lender agrees to reimburse the Agent on demand, in the amount of its pro rata share (as determined under Section 2.17) of any expenses incurred for the benefit of the applicable Lenders by the Agent, including counsel fees and compensation of agents and employees paid for services rendered on behalf of such Lenders, which shall not have been reimbursed by the Borrower and (b) each Lender agrees to indemnify and hold harmless the Agent and any of its respective directors, officers, employees or agents on demand, in the amount of such pro rata share, from and against any and all liabilities, taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against it in its capacity as the Agent in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by it or any of them under this Agreement or any other such Loan Document, to the extent the same shall not have been reimbursed by the Borrower; provided that no Lender shall be liable to the Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of the Agent, or any of its directors, officers, employees or agents.

         SECTION 8.07 Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other Loan Document, any related agreement or any document furnished hereunder or thereunder.

                                  ARTICLE IX

                                 MISCELLANEOUS

         SECTION 9.01 Notices. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy as follows:

                  (a) if to the Parent or the Borrower, to it at 7340 McGinnis Ferry Road, Suwanee, Georgia 30174-1247, Attention of John A. Morelli (Telecopy No. (770) 622-3515), with copies to (i) Centre Partners Management LLC, 30 Rockefeller Plaza, New York, NY 10020, Attention of Scott Perekslis (Telecopy No. (212) 332-5801) and (ii) Sidley & Austin, One First National Plaza, Chicago, IL 60603, Attention of James Clark (Telecopy No. (312) 853-7036); and

                  (b) if to the Agent or any Lender, to it at Centre Partners Management LLC, 30 Rockefeller Plaza, New York, NY 10020, Attention of Scott Perekslis (Telecopy No. (212) 332-5801), with a copy to Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, NY 10153, Attention of Jeffrey J. Weinberg (Telecopy No. (212) 310-8007.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this
Section 9.01.

         SECTION 9.02 Survival of Agreement. All covenants, agreements, representations and warranties made by the Borrower or the Parent herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders, the Agent and shall survive the making by the Lenders of the Loans, the execution and delivery to the Lenders of the Notes evidencing such Loans regardless of any investigation made by the Lenders, the Agent or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan, any fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid. The provisions of Section 2.14, 2.16, 2.20 and 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document or any investigation made by or on behalf of the Agent, or any Lender.

         SECTION 9.03 Binding Effect. This Agreement shall become effective as of the Effective Date.

         SECTION 9.04 Successors and Assigns. (a) All covenants, promises and agreements by or on behalf of the Borrower, the Parent, the Agent or the Lenders that are contained in this Agreement shall be binding upon and inure to the benefit of their respective permitted successors and assigns.

         (b) Each Lender may assign to one or more assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its the Loans at the time owing to it, the Notes held by it; provided, however, that (i) except in the case of an assignment to a Lender or an Affiliate of a Lender and the Agent must give its prior written consent to such assignment (which consent shall not be unreasonably withheld),
(ii) except in the case of an assignment to a Lender or an Affiliate of a Lender, the sum of the principal amount of the outstanding Loans subject to each such assignment and (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Agent) shall not be less than the lesser of (I) $1,000,000 and (II) the entire remaining amount of the outstanding Loans of such Lender, (iii) the parties to each such assignment (including, but not limited to, an assignment by a Lender to another Lender) shall execute and deliver to the Agent an Assignment and Acceptance, together with the Note or Notes subject to such assignment and a processing and recordation fee of $3,500 and (iv) the assignee, if it shall not be a Lender or an Affiliate thereof, shall deliver to the Agent an Administrative Questionnaire. Upon acceptance and recording pursuant to Section 9.04(e), from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the execution thereof (unless the Agent shall otherwise agree), (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and (B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.16, 2.20 and 9.05, as well as to any fees accrued for its account to the effective date of the Assignment and not yet paid).

         (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows:
(i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim arising in respect of any action by the assigning Lender; (ii) except as set forth in clause (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of the Borrower or any other Loan Party or the performance or observance by the Borrower or any other Loan Party of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of this Agreement and the other Loan Documents, together with copies of the most recent Required Financial Statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently, and without reliance upon the Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes the Agent to exercise such powers under this Agreement as are delegated to such party by the terms hereof, together with such powers as are reasonably incidental hereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

         (d) The Agent shall maintain at its offices in New York, New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive in the absence of manifest error and the Borrower, the Agent and the Lenders may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower, and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

         (e) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee together with the Note or Notes subject to such assignment, an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder or shall be an Affiliate of a Lender), the processing and recordation fee referred to in Section 9.04(b) and, if required, the written consent of the Borrower, the Agent to such assignment, the Agent shall (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Lenders and the Borrower. Within five Business Days after receipt of notice, the Borrower, at its own expense, shall execute and deliver to the Agent, in exchange for the surrendered Note or Notes, a new Note or Notes payable to the order of such assignee in a principal amount equal to the applicable portion thereof assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained any portion of such Note or Notes, a new Note or Notes payable to the order of such assigning Lender in a principal amount equal to the applicable portion of such Note or Notes retained by it. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note; such new Note or Notes shall be dated the date of the surrendered Notes which they replace and shall otherwise be in substantially the form of Exhibits A-1 through A-3 hereto, as applicable. Cancelled Notes shall be returned to the Borrower.

         (f) Each Lender may, without the consent of the Borrower or the Agent sell participations in all or a portion of its rights and obligations under this Agreement (including all or a portion of the Loans owing to it) to one or more participants; provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) the principal amount of the outstanding Loans subject to such participation of the Lender subject to such participation shall be not less than the lesser of (I) $1,000,000 and (II) the entire remaining amount of the outstanding Loans of such Lender, (iii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iv) the participating banks or other entities shall be entitled to the benefit of the cost protection and indemnity provisions contained in Sections 2.14, 2.16 and 2.20 to the same extent as if they were Lenders (except that no participant shall be entitled to claim any amount greater than its pro rata share of the amount that could have been claimed by the Lender from which it acquired its participation) and (v) the Borrower, the Agent, and the other Lenders shall continue to deal solely and directly with the Lender from which the participant acquired its interest in connection with such Lender's rights and obligations under this

Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to the Loans and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers decreasing any fees payable hereunder or the amount of principal of or the rate at which interest is payable on the Loans, extending any scheduled principal payment date or date fixed for the payment of interest on the Loans).

         (g) Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.04, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower or any of the other Loan Parties furnished to such Lender by or on behalf of the Borrower or any of the other Loan Parties.

         (h) Assignments and participations pursuant to this Section 9.04 need not be pro rata among the Loans.

         (i) Any Lender may at any time assign all or any portion of its rights under this Agreement and the Notes issued to it to a Federal Reserve Bank to secure extensions of credit by such Federal Reserve Bank to such Lender; provided that no such assignment shall release a Lender from any of its obligations hereunder or substitute any such Bank for such Lender as a party hereto.

         (j) Neither the Borrower nor the Parent shall assign or delegate any of its rights or duties hereunder or any interest herein (whether voluntarily, by operation of law or otherwise). Any purported assignment or delegation in violation of the foregoing shall be void.

         SECTION 9.05 Expenses; Indemnity. (a) The Borrower agrees to pay all reasonable out-of-pocket expenses incurred by the Agent in connection with the preparation, execution and administration of this Agreement and the other Loan Documents, the administration of the Loans or in connection with any amendment, modification or waiver of the provisions hereof or thereof and the Borrower agrees to pay all reasonable out-of-pocket expenses incurred by the Agent or any Lender in connection with the enforcement or protection of the rights of the Agent and the Lenders under this Agreement and the other Loan Documents or in connection with the Loans deemed made or the Notes issued hereunder, including the reasonable fees, charges and disbursements of (i) Weil, Gotshal & Manges, counsel for the Agent, and (ii) in connection with any such enforcement or protection (including any workout or restructuring or any negotiations relating thereto), the other counsel for the Agent, or any Lender (including the reasonable allocated internal fees and expenses of any in-house staff counsel).

         (b) The Borrower agrees to indemnify the Agent, the Affiliates of the Agent, the Lenders, and their respective directors, officers, employees, agents and Controlling persons (each, an "Indemnified Party") from and against any and all losses, claims (whether valid or not), damages and liabilities, joint or several, to which such Indemnified Party may become subject, related to or arising out of (i) the transactions contemplated by the Agreement and the Loans, (ii) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto or thereto of their respective obligations hereunder or thereunder and the other transactions contemplated hereby and thereby, (iii) the use of the proceeds of the Loans or (iv) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnified Party is a party thereto. The Borrower further agrees to reimburse each Indemnified Party for all expenses (including reasonable attorneys' fees and expenses) as they are incurred in connection with the investigation of, preparation for or defense of any pending or threatened claim or any action or proceeding arising therefrom. Notwithstanding the foregoing, the obligation to indemnify any Indemnified Party under this
Section 9.05(b) shall not apply in respect of any loss, claim, damage or liability to the extent that a court of competent jurisdiction shall have determined by final and nonappealable judgment that such loss, claim, damage or liability resulted from such Indemnified Party's gross negligence or willful misconduct.

         (c) The Borrower agrees to indemnify each of the Agent, the Lenders and the other Indemnified Parties from and against any and all losses, claims (whether valid or not), damages and liabilities, joint or several, to which such Indemnified Party may become subject, related to or arising out of
(i) any Federal, state, local or other statute, ordinance, order, judgment, ruling or regulation relating to environmental pollution, regulation or control affecting the Borrower, any Subsidiary, the Parent or its properties or assets,
(ii) any Hazardous Materials managed by the Borrower, any Subsidiary or the Parent, (iii) any event, condition or circumstance involving environmental protection, pollution, regulation or control affecting the Borrower, any Subsidiary, the Parent or their properties or assets or (iv) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnified Party is a party thereto. The Borrower further agrees to reimburse each Indemnified Party for all expenses (including reasonable consultants' and attorneys' fees and expenses) as they are incurred in connection with the investigation of, preparation for or defense of any pending or threatened claim or any action or proceeding arising therefrom. Notwithstanding the foregoing, the obligation to indemnify any Indemnified Party under this Section 9.05(c) shall not apply in respect of any loss, claim, damage or liability to the extent that a court of competent jurisdiction shall have determined by final and nonappealable judgment that such loss, claim, damage or liability resulted from such Indemnified Party's gross negligence or willful misconduct.

         (d) In the event that the foregoing indemnity is unavailable or insufficient to hold an Indemnified Party harmless, then the Borrower will contribute to amounts paid or payable by such Indemnified Party in respect of such Indemnified Party's losses, claims, damages or liabilities in such proportions as appropriately reflect the relative benefits received by and fault of the Borrower and such Indemnified Party in connection with the matters as to which such losses, claims, damages or liabilities relate and other equitable considerations.

         (e) If any action, proceeding or investigation is commenced, as to which any Indemnified Party proposes to demand such indemnification, it shall notify the Borrower with reasonable promptness; provided, however, that any failure by such Indemnified Party to notify the Borrower shall not relieve the Borrower from its obligations hereunder except to the extent the Borrower is prejudiced thereby. The Borrower shall be entitled to assume the defense of any such action, proceeding or investigation, including the employment of counsel and the payment of all fees and expenses. Each Indemnified Party shall have the right to employ separate counsel in connection with any such action, proceeding or investigation and to participate in the defense thereof, but the fees and expenses of such counsel shall be paid by such Indemnified Party, unless (i) the Borrower has failed to assume the defense and employ counsel as provided herein, (ii) the Borrower has agreed in writing to pay such fees and expenses of separate counsel or (iii) an action, proceeding or investigation has been commenced against such Indemnified Party and the Borrower and representation of both the Borrower and such Indemnified Party by the same counsel would be inappropriate because of actual or potential conflicts of interest between the parties (in the case of any Agent or Lender, the existence of any such actual or potential conflict of interest to be determined by such party, taking into account, among other things, any relevant regulatory concerns). In the case of any circumstance described in clause (i), (ii), or (iii) of the immediately preceding sentence, the Borrower shall be responsible for the reasonable fees and expenses of such separate counsel; provided, however, that the Borrower shall not in any event be required to pay the fees and expenses of more than one separate counsel (plus appropriate local counsel under the direction of such separate counsel) for all Indemnified Parties, unless representation of all Indemnified Parties by the same counsel would be inappropriate due to actual or potential conflicting interests between such Indemnified Parties, in which case, the Borrower shall be required to pay the fees and expenses of such additional counsel as are necessary to prevent such conflicting interests. The Borrower shall be liable only for settlement of any claim against an Indemnified Party made with the Borrower's written consent.

         (f) The provisions of this Section 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of any Agent or Lender. All amounts due under this Section
9.05 shall be payable on written demand therefor.

         SECTION 9.06 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, except deposits for the payment of payroll taxes) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any and all of the Obligations of the Borrower now or hereafter existing under this Agreement and the other Loan Documents held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such other Loan Document and although such obligations may be unmatured. The rights of each Lender under this Section 9.06 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

         SECTION 9.07 Applicable Law. THIS AMENDED AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN AS EXPRESSLY SET FORTH IN OTHER LOAN DOCUMENTS) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

         SECTION 9.08 Waivers; Amendment. (a) No failure or delay of the Agent or any Lender in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies which they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Parent, the Borrower or any other Loan Party therefrom shall in any event be effective unless the same shall be permitted by Section 9.08(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Parent, the Borrower or any other Loan Party in any case shall entitle the Parent, the Borrower or any other Loan Party to any other or further notice or demand in similar or other circumstances.

         (b) None of this Agreement, the other Loan Documents or any provision hereof or thereof may be waived, amended or modified (and no consent to the departure by the Parent, the Borrower or any other Loan Party therefrom may be effective), except pursuant to an agreement or agreements in writing entered into by the Required Lenders, the Parent and the Borrower; provided, however, that no such agreement shall (i) decrease the principal amount of, or extend the maturity of or date for the payment of any interest on any Loan, or waive or excuse any such payment or any part thereof, or decrease the rate of interest on any Loan, without the prior written consent of each Lender affected thereby, (ii) decrease the fees of any Lender without the prior written consent of such Lender or (iii) amend or modify the provisions of Section 2.17 or 9.04(j), the provisions of this Section, or the definition of the term "Required Lenders", subordinate any of the Liens of the Lenders on the Collateral, release any Guarantor or release any Collateral of material value without the prior written consent of each Lender; provided further, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Agent hereunder or under any other Loan Document without the prior written consent of the Agent (it being understood that the requirements of this paragraph are cumulative). Any approval of a transaction of the Parent, the Borrower or a Subsidiary given by the Required Lenders in accordance with the terms of this Agreement shall include approval of any release of Collateral which is a part of such transaction, notwithstanding the foregoing restrictions, so long as substantially all of the consideration paid to the Parent, the Borrower or the Subsidiary in connection with such transaction is applied to the Senior Secured Loans and/or the Junior Secured Loans in accordance with the terms of this Agreement. Each Lender and each holder of a Note shall be bound by a waiver, amendment or modification authorized by this Section 9.08 regardless of whether its Note shall have been marked to make reference thereto, and any consent by any Lender or holder of a Note pursuant to this Section 9.08 shall bind any person subsequently acquiring a Note from it, whether or not such Note shall have been so marked.

         SECTION 9.09 Interest Rate Limitation. Notwithstanding anything herein or in the Notes to the contrary, if at any time the applicable interest rate, together with all fees and charges which are treated as interest under applicable law (collectively the "Charges"), as provided for herein or in any other document executed in connection herewith, or otherwise contracted for, charged, received, taken or reserved by any Lender, shall exceed the maximum rate permitted by applicable law (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by such Lender in accordance with applicable law, the rate of interest payable under the affected Note held by such Lender, together with all Charges payable to such Lender, shall be limited to the Maximum Rate.

         SECTION 9.10 Entire Agreement. (a) This Agreement and the other Loan Documents constitute the entire contract among the parties relative to the subject matter hereof and thereof. Any previous agreement among the parties with respect to the subject matter hereof and thereof is superseded by this Agreement and the other Loan Documents. Nothing in this Agreement or the other Loan Documents, expressed or implied, is intended to confer upon any party (other than the parties hereto and thereto and the other Secured Parties) any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

         (b) THIS WRITTEN AGREEMENT, THE NOTES, THE OTHER LOAN DOCUMENTS AND THE DOCUMENTS EXECUTED IN CONNECTION HEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         SECTION 9.11 Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

         SECTION 9.12 Counterparts. This Agreement may be executed by the parties hereto in several counterparts and each such counterpart shall be deemed to be an original, admissible into evidence, but all such counterparts shall together constitute but one and the same Agreement, and shall become effective as provided in Section 9.03. Delivery of an executed counterpart of this Agreement by telecopy shall be equally as effective as delivery of a manually executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telecopy shall also deliver a manually executed counterpart of this Agreement, but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

         SECTION 9.13 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

         SECTION 9.14 Remedies. In case any one or more of the covenants and/or agreements set forth in this Agreement shall have been breached by the Borrower or the Parent, then the Agent may, on behalf of the Lenders, proceed to protect and enforce the Lenders' rights either by suit in equity and/or by action at law, including, but not limited to, an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Agreement. Without limitation of the foregoing, each of the Borrower and the Parent agrees that failure to comply with any of the covenants contained herein will cause irreparable harm and that specific performance shall be available in the event of any breach thereof. The Agent acting pursuant to this Section 9.14, shall be indemnified against all liability, loss or damage, together with all reasonable costs and expenses related thereto (including reasonable legal and accounting fees and expenses) in accordance with Section 9.05.

         SECTION 9.15 Jurisdiction; Consent to Service of Process; Waiver of Jury Trial. (a) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York, New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against the Borrower or its properties in the courts of any jurisdiction.

         (b) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State court or Federal court of the United States of America sitting in New York, New York. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

         (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

         (d) TO THE FULLEST EXTENT PERMITTED BY LAW, THE BORROWER WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AMENDED AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         SECTION 9.16 Waiver of Certain Provisions of Certain Agreements. The Lenders hereby agree to waive any provisions of the Bank Credit Agreement and of this Agreement prohibiting the conversion of the Centre Class B Stock to Class A common voting stock of the Parent, if any, on a share for share basis.

                          [Signature Pages to Follow.]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.



                           FIREARMS TRAINING SYSTEMS, INC.,
                           as Parent

                           By:
                              --------------------------------------------------
                              Name:
                              Title:


                           FATS, INC.,
                           as Borrower


                           By:
                              --------------------------------------------------
                              Name:
                              Title:


                           CENTRE CAPITAL INVESTORS II, L.P., as Agent,
                                and individually as a Lender

                           By:  Centre Partners II, L.P., as general partner

                                By: Centre Partners Management LLC,
                                    attorney-in-fact


                           By:
                              --------------------------------------------------
                              Name:
                              Title:


                           CENTRE CAPITAL TAX-EXEMPT INVESTORS II, L.P.

                           By:  Centre Partners II, L.P., as general partner

                                By: Centre Partners Management LLC,
                                    attorney-in-fact


                           By:
                              --------------------------------------------------
                              Name:
                              Title:

                           CENTRE CAPITAL OFFSHORE INVESTORS II, L.P.

                           By:  Centre Partners II, L.P., as general partner

                                By: Centre Partners Management LLC,
                                    attorney-in-fact


                           By:
                              --------------------------------------------------
                              Name:
                              Title:



                           CENTRE PARTNERS COINVESTMENT, L.P.

                           By:  Centre Partners II, LLC, as general partner

                           By:
                              --------------------------------------------------
                              Name:
                              Title:  Managing Director

                                Schedule 2.01(a)
        Allocation of Centre New Class A Common and Centre New Preferred


                                     CENTRE NEW CLASS A
CAPITAL BREAKDOWN:                        COMMON                  CENTRE NEW PREFERRED
------------------                   -------------------          --------------------
Centre Capital Investors II,             $ 605,481                      $ 615,893
L.P.
Centre Capital Tax-Exempt                $  67,687                      $  68,851
Investors II, L.P.
Centre Capital Offshore                  $ 119,978                      $ 122,041
Investors II, L.P.
Centre Partners                          $  89,081                      $  90,612
Coinvestment, L.P.
                                         ---------                      ---------
TOTAL:                                   $ 882,227                      $ 897,397
                                         ---------                      ---------

                                Schedule 2.01(b)
          Allocation of Senior Secured Loans and Junior Secured Loans

CAPITAL BREAKDOWN:                     SENIOR SECURED DEBT           JUNIOR SECURED DEBT
------------------                     -------------------           -------------------
Centre Capital Investors II,                $ 345,989                      $ 663,146
L.P.
Centre Capital Tax-Exempt                   $  38,678                      $  74,133
Investors II, L.P.
Centre Capital Offshore                     $  68,559                      $ 131,404
Investors II, L.P.
Centre Partners                             $  50,903                      $  97,565
Coinvestment, L.P.
                                            ---------                      ---------
TOTAL:                                      $ 504,129                      $ 966,248
                                            ---------                      ---------

                                Schedule 3.05(b)
                            Undisclosed Liabilities

                                 Schedule 3.06
                            Material Adverse Change

                                Schedule 3.07(b)
                                 Real Property

                                Schedule 3.07(c)
                             Intellectual Property

                                 Schedule 3.08
                                  Subsidiaries

                                Schedule 3.09(a)
                                   Litigation

                                Schedule 3.09(b)
                        Compliance with Applicable Laws

                                Schedule 3.09(c)
                            Environmental Compliance

                                Schedule 3.10(a)
                               Material Contracts

                                Schedule 3.10(b)
                        Validity and Breach of Contracts

                                Schedule 3.17(a)
                      Compliance with Government Contracts

                                Schedule 3.17(b)
                Government Contract Investigation and Debarment

                                Schedule 3.17(c)
                Government Contract Investigation of Individuals

                                Schedule 3.17(d)
                           Government Contract Claims

                                Schedule 3.18(d)
                          Offices for Filing Mortgages

                                Schedule 3.18(e)
                           Security Interest Filings

                                 Schedule 3.20
                          Transactions with Affiliates

                                Schedule 3.21(b)
                                Stock Ownership

                                Schedule 3.23(a)
                                 Labor Matters

                                 Schedule 3.24
                               Licenses; Permits

                                Schedule 6.01(a)
                     Existing Indebtedness; Preferred Stock

                                Schedule 6.02(a)
                                 Existing Liens

                              Schedule 6.04(a)(i)
                          Investments in Subsidiaries

                                Schedule 6.04(b)
                                Stock Issuances




                                      95
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                               TABLE OF CONTENTS
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Article I       DEFINITIONS ........................................................................................     1

         SECTION 1.01    Defined Terms .............................................................................     1

         SECTION 1.02    Terms Generally ...........................................................................    18

Article II      THE EXCHANGE .......................................................................................    18

         SECTION 2.01    Exchange of Guarantee Reimbursement Obligation for Equity and Loans .......................    18

         SECTION 2.05    Notes; Repayment of Loans .................................................................    19

         SECTION 2.06    Fees ......................................................................................    19

         SECTION 2.07    Interest on Loans .........................................................................    19

         SECTION 2.08    Default Interest ..........................................................................    20

         SECTION 2.09    [Intentionally deleted] ...................................................................    20

         SECTION 2.10    [Intentionally deleted] ...................................................................    20

         SECTION 2.11    [Intentionally deleted] ...................................................................    20

         SECTION 2.12    Prepayments ...............................................................................    20

         SECTION 2.13    Optional Prepayment .......................................................................    22

         SECTION 2.14    [Intentionally Deleted] ...................................................................    22

         SECTION 2.15    [Intentionally deleted] ...................................................................    22

         SECTION 2.16    Indemnity .................................................................................    22

         SECTION 2.17    Pro Rata Treatment ........................................................................    22

         SECTION 2.18    Sharing of Setoffs ........................................................................    22

         SECTION 2.19    Payments ..................................................................................    23

         SECTION 2.20    Taxes .....................................................................................    23

         SECTION 2.21    Assignment of Loans Under Certain Circumstances; Duty to Mitigate .........................    25

Article III     REPRESENTATIONS AND WARRANTIES .....................................................................    26

         SECTION 3.01    Organization; Powers ......................................................................    26

         SECTION 3.02    Authorization .............................................................................    26

         SECTION 3.03    Enforceability ............................................................................    27
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         SECTION 3.04    Consents and Governmental Approvals .......................................................    27

         SECTION 3.05    Financial Statements; Undisclosed Liabilities .............................................    27

         SECTION 3.06    No Material Adverse Change ................................................................    27

         SECTION 3.07    Title to Properties; Possession Under Leases; Intellectual Property .......................    27

         SECTION 3.08    Subsidiaries ..............................................................................    29

         SECTION 3.09    Litigation; Compliance with Laws ..........................................................    29

         SECTION 3.10    Agreements ................................................................................    30

         SECTION 3.11    Federal Reserve Regulations ...............................................................    30

         SECTION 3.12    Investment Company Act; Public Utility Holding Company Act ................................    30

         SECTION 3.13    Use of Proceeds ...........................................................................    30

         SECTION 3.14    Tax Returns ...............................................................................    31

         SECTION 3.15    No Material Misstatements .................................................................    31

         SECTION 3.16    Employee Benefit Plans ....................................................................    31

         SECTION 3.17    Government Contracting Matters ............................................................    32

         SECTION 3.18    Security Documents ........................................................................    33

         SECTION 3.19    Solvency ..................................................................................    34

         SECTION 3.20    Transactions with Affiliates ..............................................................    34

         SECTION 3.21    Ownership .................................................................................    34

         SECTION 3.22    Insurance .................................................................................    35

         SECTION 3.23    Labor Matters .............................................................................    35

         SECTION 3.24    Licenses; Permits .........................................................................    36

Article IV      CONDITIONS PRECEDENT ...............................................................................    36

         SECTION 4.01    Conditions Precedent to the Effective Date ................................................    36

         SECTION 4.02    Conditions Subsequent to the Effective Date ...............................................    39

Article V       AFFIRMATIVE COVENANTS ..............................................................................    39

         SECTION 5.01    Existence; Businesses and Properties ......................................................    39
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         SECTION 5.02    Insurance .................................................................................    40

         SECTION 5.03    Obligations and Taxes .....................................................................    41

         SECTION 5.04    Financial Statements, Reports, etc ........................................................    41

         SECTION 5.05    Other Information .........................................................................    43

         SECTION 5.06    ERISA .....................................................................................    45

         SECTION 5.07    Maintaining Records; Access to Properties and Inspections .................................    45

         SECTION 5.08    [Intentionally deleted] ...................................................................    45

         SECTION 5.09    [Intentionally deleted] ...................................................................    45

         SECTION 5.10    Fiscal Year ...............................................................................    45

         SECTION 5.11    Compliance with Environmental Laws; Preparation of Environmental Reports ..................    45

         SECTION 5.12    Further Assurances ........................................................................    46

         SECTION 5.13    Management Consultant .....................................................................    47

Article VI      NEGATIVE COVENANTS .................................................................................    47

         SECTION 6.01    Indebtedness ..............................................................................    47

         SECTION 6.02    Negative Pledge ...........................................................................    47

         SECTION 6.03    Sale and Lease-Back Transactions ..........................................................    48

         SECTION 6.04    Investments, Loans and Advances ...........................................................    49

         SECTION 6.05    Mergers, Acquisitions and Other Transactions ..............................................    50

         SECTION 6.06    Dividends, Distributions and Other Restricted Payments ....................................    51

         SECTION 6.07    Impairment of Security Interests ..........................................................    51

         SECTION 6.08    Limitation on Restrictions on Subsidiary Dividends, etc ...................................    51

         SECTION 6.09    No Other Negative Pledges .................................................................    52

         SECTION 6.10    Transactions with Affiliates ..............................................................    52

         SECTION 6.11    Nature of Business ........................................................................    52

         SECTION 6.12    Sales of Receivables ......................................................................    53

         SECTION 6.13    Certain Amendments ........................................................................    53
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         SECTION 6.14    Capital Expenditures ......................................................................    53

         SECTION 6.15    Interest Coverage .........................................................................    53

Article VII     EVENTS OF DEFAULT ..................................................................................    53

Article VIII    THE AGENT ..........................................................................................    57

         SECTION 8.01    Appointment and Authorization .............................................................    57

         SECTION 8.02    Liability of Agent ........................................................................    57

         SECTION 8.03    Action by Agent ...........................................................................    58

         SECTION 8.04    Successor Agents ..........................................................................    58

         SECTION 8.05    Agent and Affiliate .......................................................................    58

         SECTION 8.06    Indemnification ...........................................................................    58

         SECTION 8.07    Credit Decision ...........................................................................    59

Article IX      MISCELLANEOUS ......................................................................................    59

         SECTION 9.01    Notices ...................................................................................    59

         SECTION 9.02    Survival of Agreement .....................................................................    59

         SECTION 9.03    Binding Effect ............................................................................    60

         SECTION 9.04    Successors and Assigns ....................................................................    60

         SECTION 9.05    Expenses; Indemnity .......................................................................    62

         SECTION 9.06    Right of Setoff ...........................................................................    64

         SECTION 9.07    Applicable Law ............................................................................    64

         SECTION 9.08    Waivers; Amendment ........................................................................    64

         SECTION 9.09    Interest Rate Limitation ..................................................................    65

         SECTION 9.10    Entire Agreement ..........................................................................    65

         SECTION 9.11    Severability ..............................................................................    65

         SECTION 9.12    Counterparts ..............................................................................    66

         SECTION 9.13    Headings ..................................................................................    66

         SECTION 9.14    Remedies ..................................................................................    66

         SECTION 9.15    Jurisdiction; Consent to Service of Process; Waiver of Jury Trial .........................    66

         SECTION 9.16    Waiver of Certain Provisions of Certain Agreements ........................................    67
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